Exhibit 4.3
Prospectus Supplement
(To Prospectus Dated ___________, 1996)

Advanta Gold Master Trust
$___________ Class A Zero Coupon Asset Backed Certificates, Series 1996-X

Advanta National Bank
Transferor and Servicer

Each Class A Zero Coupon Asset Backed Certificate, Series 1996-X (collectively, the "Certificates") will represent an undivided interest in the Advanta Gold Master Trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement between Advanta National Bank ("ANB") and The Bank of New York, as trustee. The property of the Trust includes a portfolio of VISA(c) and MasterCard(c)

                                                (Continued on next page)

There currently is no secondary market for the Certificates, and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Certificates. There is no assurance that any such market will develop or continue. Potential investors should consider, among other things, the information set forth in "Risk Factors" commencing on page [S-19] herein and on page [23] in the Prospectus.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ADVANTA CORP., ADVANTA NATIONAL BANK OR ANY AFFILIATE THEREOF, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 Expected
                 Amount              Initial
                 Payable             Price         Underwriting  Proceeds to
                 at Maturity(1)      Public(2)     Discount      ANB (2)(3)


Per Certificate  100.000000%                %               %               %

Total            $                    $             $              $
_______________________

(1) Payment of this expected amount at maturity assumes, among other things, that (a) no Pay Out Event occurs and (b) the monthly accretion amount with respect to the Certificates is funded each month prior to the Expected Final Distribution Date.
(2) Plus accretion of original issue discount, if any, at the Class A Accretion Rate from __________, 1996.
(3)  Before deduction of expenses payable by ANB estimated at $_______.


The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be offered globally and delivered in book-entry form on or about ___________, 1996, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.

Underwriters
___________, 1996
(Continued from previous page)

credit card receivables (the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts and other revolving credit accounts (the "Accounts"), all monies due in payment of the Receivables and certain other property, as described more fully herein, including the benefits of certain funds on deposit in the Cash Collateral Account as described herein. In addition, the Discount Collateral Interest (as defined herein) will be issued in the initial amount of $__________ and will be subordinate to the Certificates to the extent, and for the purposes, described herein (but is not offered hereby). The Holders will be entitled to certain assets of the Trust, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. ANB owns the remaining undivided interest in the Trust not represented by the Certificates, the Discount Collateral Interest or the certificates of any other Series and any uncertificated interests in the Trust issued as Series Enhancement, and ANB will service the Receivables. ANB expects from time to time to offer other Series of certificates that represent interests in certain assets of the Trust, which may have terms significantly different from the Certificates.

The issue price to investors per $1,000 expected amount scheduled to be payable on the __________ Distribution Date (the "Expected Final Distribution Date") will be $___._____ (__._____% of its $1,000 expected amount payable at maturity), which represents an expected yield to maturity to initial investors of _.____% per annum (computed on a semi-annual bond equivalent basis) calculated from ________, 1996 to the Expected Final Distribution Date. See "Summary of Terms -- Expected Yield to Maturity" in this Prospectus Supplement.

There will not be any periodic payments of interest with respect to the Certificates. During the period from ___________, 1996 (the "Closing Date") until the Expected Final Distribution Date, the Class A Invested Amount is expected to increase monthly by the Class A Accretion Target (which will be determined as described herein on the basis of the Class A Accretion Rate).

Principal with respect to the Certificates is scheduled to be distributed to the Holders on the Expected Final Distribution Date, or earlier in certain circumstances described herein. The Certificates will have the benefit of the Discount Collateral Interest and certain funds on deposit in the Cash Collateral Account as described herein.

The Certificates initially will be represented by certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interests of holders of beneficial interests in the Certificates ("Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. Definitive Certificates will be available to Certificate Owners only under the limited circumstances described in the Prospectus. See "Description of the Certificates--Definitive Certificates" in the Prospectus.

[Application will be made to list the Certificates on the Luxembourg Stock Exchange.]

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE
CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

The Certificates offered hereby constitute a separate Series of Certificates being offered by ANB from time to time pursuant to its Prospectus dated ___________, 1996. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus, and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                            SUMMARY OF TERMS

      The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Principal Terms" in this Prospectus Supplement and the accompanying Prospectus.

Trust                      The Advanta Gold Master Trust (the "Trust").

Title of Securities        Class A Zero Coupon Asset Backed Certificates,
  Offered                  Series 1996-X (the "Certificates").

Face Amount                $_______________, which is the expected
                           Outstanding Principal Amount of the Certificates on the Expected Final Distribution Date.

Class A Invested Amount    The aggregate amount of Principal Receivables
                           and amounts, if any, on deposit in the Excess
                           Funding Account, allocated to the holders of the Certificates (as more fully described herein, the "Class A Invested Amount") will be
                           $___________ (the "Class A Initial Invested
                           Amount") on the Closing Date. There will not be any periodic payments of interest with respect to the Certificates. During the Revolving
                           Period, the Class A Invested Amount is expected to increase by the Class A Accretion Target commencing on ____________, 1996 and on the fifteenth day of each calendar month thereafter
                           (or, if such fifteenth day is not a Business
                           Day, on the next business day) (each, a
                           "Distribution Date").  During the Controlled
                           Accumulation Period, the Class A Investor Amount
                           (which represents the sum of the Class A
                           Invested Amount plus the balance on deposit in the Principal Funding Account) is expected to continue to increase by the Class A Accretion
                           Target on each Distribution Date.  The Class A
                           Accretion Target for each Distribution Date will be determined as described herein on the basis of the Class A Accretion Rate. The increase in the Class A Invested Amount on each Distribution
                           Date will be given effect from the beginning of the Monthly Period in which such Distribution
                           Date falls.

Class A Accretion Rate     _______% per annum, calculated on the basis of a
                           360-day year of twelve 30-day months. Original issue discount will accrete during the period from each Distribution Date (or, prior to the first Distribution Date, from the Closing Date) to the next Distribution Date on the basis of the Outstanding Principal Amount of the Certificates as of the previous Distribution
                           Date (or, if applicable, the Closing Date).  The
                           "Outstanding Principal Amount" of the Class A
                           Certificates on any date of determination means the Class A Accreted Invested Amount minus the aggregate amount of principal payments made to the Holders on or prior to such date. The
                           "Class A Accreted Invested Amount" on any date means the sum of the Class A Initial Invested
                           Amount and the aggregate Class A Monthly
                           Accretion Amounts for all Distribution Dates on or prior to such date.

Expected Yield to Maturity The issue price to investors per $1,000 of Face
                           Amount will be $___._____ (__.______% of such
                           $1,000 Face Amount), which represents an expected yield to maturity for initial investors of _.____% per annum (computed on a semi-annual bond equivalent basis) calculated from the Closing Date to the Expected Final Distribution Date. This expected yield to maturity for initial investors has been calculated based on various assumptions, including that (a) no Pay Out Event occurs, (b) the Class A Accretion Target is met each month prior to the Expected Final Payment Date such that the Outstanding Principal Amount of the Certificates on any Distribution Date is as set forth in the table on pages S-__ and S-__ and (c) the Face Amount is paid to investors on the Expected Final Distribution Date. No assurances can be given that such assumptions will prove to be correct. See "Maturity Assumptions" in this Prospectus Supplement.

Expected Final
  Distribution Date        The ___________ Distribution Date.

The Investor Interest      Each Certificate represents an interest in the
                           assets of the Trust allocated to the
                           Certificates (the "Investor Interest").  The
                           Certificates will be issued pursuant to the Pooling and Servicing Agreement referred to in the Prospectus and a supplement thereto (the
                           "Supplement"). The Certificates will represent the right to receive from the assets of the Trust allocated to the Investor Interest funds up to (but not in excess of) the amounts required to fund Class A Accretion Targets and make deposits into the Principal Funding Account
                           (for distribution to the Holders on the Expected
                           Final Distribution Date or earlier if a Pay Out
                           Event occurs) and/or payments of Class A Monthly
                           Principal on each Distribution Date relating to the Rapid Amortization Period. See "Description of the Certificates--General," "--Accretion of
                           Discount" and "--Principal Payments." In addition, an interest in the Trust (the
                           "Discount Collateral Interest") will be issued concurrently with the issuance of the Certificates as part of Series 1996-X in an initial amount of $____________ (the "DCI
                           Initial Amount") and will, together with the Available Cash Collateral Amount, constitute the
                           Series Enhancement for the Certificates. As used herein, the term "Holders" refers to holders of the Certificates, and the term
                           "Series" refers to any series of certificates issued by the Trust, including the series
                           ("Series 1996-X") of which the Certificates form a part. The term "Discount Collateral Interest
                           Holder" refers to the holder of the Discount
                           Collateral Interest.  The Discount Collateral
                           Interest is not offered hereby.

                           The Certificates will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. Except in certain limited circumstances as described in the Prospectus under "Description of the Certificates--Definitive Certificates," the Certificates will only be available in book-entry form.

                           The Trust's assets will be allocated among the Investor Interest, the Discount Collateral Interest, the interests of the holders of other Series and the Transferor Interest as described below. The aggregate amount of Principal Receivables and amounts, if any, on deposit in the Excess Funding Account from time to time allocated to the Holders and the Discount Collateral Interest Holder is called the "Invested Amount" and will be $___________ (the sum of the Class A Initial Invested Amount and the DCI Initial Amount) on the Closing Date (the "Initial Invested Amount"). The Invested Amount will increase during the Revolving Period as Class A Monthly Accretion Amounts are added to the Class A Accreted Invested Amount (which equals the sum of the Class A Initial Invested Amount and all Class A Monthly Accretion Amounts for Distribution Dates up to and including the date of determination) and any DCI Monthly Accretion Amounts are added to the DCI Accreted Amount, except that Class A Monthly Accretion Amounts may be offset fully or in part by reductions to the Discount Collateral Interest. During the Controlled Accumulation Period, the Investor Amount (which represents the sum of the Invested Amount plus the balance on deposit in the Principal Funding Account) is expected to continue to increase by the Class A Accretion Target on each Distribution Date. However, the Invested Amount (and the Class A Invested
                           Amount) is expected to decline during the Controlled Accumulation Period as collections of Principal Receivables and certain other amounts allocable to the Certificates are deposited into the Principal Funding Account for ultimate distribution to the Holders. The Investor Amount and the Invested Amount will decline during any Rapid Amortization Period as principal is paid on the Certificates and the Discount Collateral Interest and will also be reduced by any unreimbursed Class A Investor Charge-Offs (which reduce the Class A Invested Amount) and DCI Investor Charge-Offs (which reduce the Discount Collateral Interest). Any reductions in the Class A Invested Amount or the Discount Collateral Interest as a result of such charge-offs will be reimbursed on subsequent Distribution Dates to the extent of Excess
                           Spread and Excess Finance Charge Collections allocable to Series 1996-X that are available for that purpose.

                           The Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of Advanta Corp., ANB or any affiliate thereof except to the limited extent provided herein. None of the Certificates, the Accounts or the Receivables are insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Receivables                The aggregate amount of Principal Receivables
                           and Finance Charge Receivables in the Accounts as of ___________, 1996 equaled $___________ and
                           $___________, respectively. The aggregate interest in the Principal Receivables and amounts on deposit in the Excess Funding
                           Account, if any, evidenced by the Certificates and the Discount Collateral Interest will never exceed the Invested Amount, regardless of the total amount of Principal Receivables in the Trust and amounts on deposit in the Excess
                           Funding Account, if any, at any time.  See "The
                           Receivables."

Registration of            The Certificates initially will be represented
  Certificates             by certificates registered in the name of Cede &
                           Co. ("Cede"), as the nominee of The Depository
                           Trust Company ("DTC"). No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest
                           (a "Definitive Certificate"), except in the event that Definitive Certificates are issued under the limited circumstances described herein. Certificate Owners may elect to hold their Certificates through DTC (in the United
                           States) or Cedel or Euroclear (in Europe).  See
                           "Description of the Certificates--Definitive
                           Certificates" in the Prospectus.

Transferor                 Advanta National Bank, a national banking
                           association and an indirect wholly-owned subsidiary of Advanta Corp., is the initial
                           Transferor of the Receivables and the initial
                           Credit Card Originator.  See "Summary of Terms
                           -- Transferor" and "The Bank and Advanta Corp."
                           in the Prospectus.

Servicer Advanta National Bank. The principal executive offices of ANB are located at 501 Carr Road, Wilmington, Delaware 19809. See "ANB and Advanta Corp." in the Prospectus.

Collections                All collections of Receivables will be allocated
                           by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. All such amounts will then be allocated in accordance with the respective interests of the Holders, the Discount Collateral Interest Holder, the holders of the Transferor Certificates and the holders of certificates and uncertificated interests of other Series, if any, in the Principal
                           Receivables and Finance Charge Receivables.
                           Subject to certain exceptions, the Servicer will deposit all collections of Receivables distributable to Holders, the Discount
                           Collateral Interest Holder and to holders of certificates and uncertificated interests of other Series, if any, in the Collection Account no later than the day prior to the applicable
                           Distribution Date.  See "Description of the
                           Certificates--Allocation Percentages."

Monthly Accretions         For purposes of determining the Class A Monthly
                           Accretion Amount for each Distribution Date, the
                           Servicer will calculate an amount (with respect to each Distribution Date, the "Class A Monthly
                           Interest") equal to one-twelfth of the product of (i) the Class A Accretion Rate and (ii) the
                           Outstanding Principal Amount of the Certificates as of the close of business on the preceding
                           Distribution Date, except that Class A Monthly
                           Interest for the initial Distribution Date will be $__________. The Servicer will also determine the excess, if any (the "Class A
                           Accretion Shortfall"), of (x) the sum of Class A
                           Monthly Interest for such Distribution Date, any
                           Class A Accretion Shortfall from the prior
                           Distribution Date and any related Class A
                           Additional Accretion Amount over (y) the Class A
                           Monthly Accretion Amount for that Distribution
                           Date. If there is a Class A Accretion Shortfall on any Distribution Date, an additional amount
                           (a "Class A Additional Accretion Amount") will accrete on such shortfall in an amount equal to one-twelfth of the product of (i) the Class A
                           Accretion Rate and (ii) such Class A Accretion
                           Shortfall. The sum for any Distribution Date of the Class A Monthly Interest for that
                           Distribution Date, any Class A Accretion
                           Shortfall from the prior Distribution Date and any related Class A Additional Accretion Amount is called the "Class A Accretion Target" for that Distribution Date.

                           On each Distribution Date, the Class A Accreted Invested Amount will be increased by an amount (the "Class A Monthly Accretion Amount") equal to the Class A Accretion Target, minus the amount, if any, by which any Accretion Required Amount for that Distribution Date exceeded the Discount Collateral Interest on that Distribution Date. The "Accretion Required Amount" for any Distribution Date will equal the excess, if any, of the Class A Accretion Target over the aggregate amount of Excess Spread, Excess Finance Charge Collections allocated to Series 1996-X and, during the Controlled Accumulation Period, Principal Funding Investment Proceeds available to cover the Class A Accretion Target (after covering certain other amounts, in the case of Excess Spread and Excess Finance Charge Collections; see "Description of the Certificates -- Application of Collections -- Excess Spread and Certain Other Amounts" below). If the Accretion Required Amount on any Distribution Date is greater than zero, then the Discount Collateral Interest will be reduced by an amount equal to the lesser of (x) the Accretion Required Amount and (y) the Discount Collateral Interest on that Distribution Date. In addition, if the Distribution Date falls in the Controlled Accumulation Period or the Rapid Amortization Period, a portion of the DCI Investor Principal Collections in an amount equal to the Accretion Required Amount, or, if less, the total amount of DCI Investor Principal Collections on that Distribution Date (the "Reallocated Principal Collections"), will be applied to cover the Accretion Required Amount.

Additional Amounts
  Available to Holders     The Discount Collateral Interest will be
                           available to cover certain shortfalls that might otherwise give rise to Class A Accretion
                           Shortfalls, as described in "Monthly Accretions" above. In addition, if Class A Available Funds are less than the sum of (i) current and overdue
                           Class A Servicing Fee and (ii) the Class A
                           Investor Default Amount, with respect to the related Distribution Date, Excess Spread and
                           Excess Finance Charge Collections allocable to
                           Series 1996-X will be applied to fund the deficiency (the "Class A Required Amount").
                           "Excess Spread" for any Distribution Date will equal the sum of (a) the excess of Class A
                           Available Funds over the sum of the amounts referred to in clauses (i) and (ii) above, and
                           (b) the excess of DCI Available Funds over the sum of (i) current and overdue DCI Servicing Fee and (ii) the DCI Investor Default Amount. If
                           Excess Spread and Excess Finance Charge
                           Collections allocable to Series 1996-X with respect to such Distribution Date are less than the Class A Required Amount, any Available Cash
                           Collateral Amount will then be withdrawn to fund the remaining Class A Required Amount. If
                           Excess Spread and Excess Finance Charge
                           Collections allocable to Series 1996-X with respect to such Distribution Date and any Available Cash Collateral Amount are less than the Class A Required Amount, the Class A
                           Invested Amount will be reduced by the amount by which the Class A Required Amount for any Distribution Date exceeds the sum of (i) Excess
                           Spread and Excess Finance Charge Collections allocated to Series 1996-X, and (ii) any Available Cash Collateral Amount, but not by more than the Class A Investor Default Amount for such Monthly Period, and the Holders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the
                           Certificates--Allocation of Investor Default
                           Amount." The Discount Collateral Interest is not available to cover the Class A Required
                           Amount. The "Monthly Period," with respect to any Distribution Date will be the period from and including the first day of the preceding calendar month to and including the last day of such calendar month (other than the initial
                           Monthly Period, which will commence on the Closing Date and end on ___________, 1996). Any
                           Available Cash Collateral Amount after covering any Class A Required Amount may also be drawn to cover the DCI Required Amount, which will be calculated in a manner similar to the Class A
                           Required Amount.  See "Description of the
                           Certificates--Required Amounts."

Excess Finance Charge
  Collections              Series 1996-X will be the first Series issued by
                           the Trust and will be included in a group of Series ("Group One"), which group may in the future include other Series which are expected to be issued by the Trust from time to time.
                           "Excess Finance Charge Collections" means amounts designated by another Series for allocation to Series within Group One (or amounts so designated by Series in other Groups that are not required to cover shortfalls affecting other Series within those Groups) and which, pursuant to the Pooling and Servicing
                           Agreement (including the related Supplements), are allocable to Series 1996-X.

The Cash Collateral        A cash collateral account (the "Cash Collateral
  Account                  Account") will be held in the name of the
                           Trustee for the benefit of the Holders and the Discount Collateral Interest Holder. To the extent described herein, withdrawals will be made from the Cash Collateral Account to pay first the Class A Required Amount and then the DCI Required Amount on each Distribution Date.
                           The Cash Collateral Account will have an initial balance of $___________, but the amount available to be withdrawn from the Cash
                           Collateral Account on each Distribution Date will not exceed the Available Cash Collateral
                           Amount (which will initially be less than the amount on deposit in that account). See
                           "Description of the Certificates--The Cash
                           Collateral Account."

Amounts Available as
 Enhancement               On each Distribution Date, the amount (the
                           "Available Cash Collateral Amount") available to be withdrawn from the Cash Collateral Account to cover any Class A Required Amount (and thereafter any DCI Required Amount) will equal the least of (i) the amount on deposit in the Cash Collateral Account at the opening of business on such date, (ii) the Required Cash
                           Collateral Amount and (iii) the Invested Amount.
                           The "Required Cash Collateral Amount" means, as to any Distribution Date, initially $__________ and on any Distribution Date thereafter, __% of the Invested Amount on such Distribution Date, after taking into account payments to be made, and monthly accretions to be given effect, on such Distribution Date; provided that (x) if either (i) there is a Required Draw Amount on any Distribution Date or (ii) a Pay Out Event has occurred, the Required Cash Collateral
                           Amount for any Distribution Date will (subject to clauses (y) and (z) below) never be less than the Required Cash Collateral Amount for the
                           Distribution Date immediately preceding such
                           Required Draw Amount or Pay Out Event, (y) in no event will the Required Cash Collateral Amount exceed the Invested Amount and (z) the Required
                           Cash Collateral Amount may be reduced at the Transferor's option at any time to a lesser amount upon satisfaction of the Rating Agency
                           Condition.  On any Distribution Date, if the
                           Available Cash Collateral Amount is less than the Required Cash Collateral Amount, certain
                           Excess Spread and Excess Finance Charge
                           Collections allocable to Series 1996-X will be deposited into the Cash Collateral Account to the extent of such shortfall. See "Description of the Certificates--Application of
                           Collections--Excess Spread and Certain Other
                           Amounts."  To the extent that on any
                           Distribution Date falling in the Rapid
                           Amortization Period (or during the Controlled Accumulation Period or the Revolving Period, to the extent requested by the Servicer) the amount on deposit in the Cash Collateral
                           Account exceeds the Required Cash Collateral
                           Amount (or such lesser amount requested
                           by the Servicer, if during the Controlled
                           Accumulation Period or the Revolving Period), such amount will be applied pursuant to the Loan Agreement and will not be available to the Holders. See "Description of the Certificates--The Cash Collateral Account."

                           In addition, the Discount Collateral Interest will be available to cover Accretion Required Amounts on each Distribution Date. The amount of the Discount Collateral Interest available on any Distribution Date will equal the result of
                           (a) the sum of $_____________ (being the DCI
                           Initial Amount) plus any DCI Monthly Accretions occurring on or prior to that Distribution Date (such sum being the "DCI Accreted Amount"), minus (b) the aggregate amount of principal payments made to the Discount Collateral Interest Holder prior to that date, minus (c) the aggregate amount of DCI Investor Charge-Offs for that or any prior Distribution Date, minus
                           (d) the amount of reductions to the Discount
                           Collateral Interest to cover Accretion Required Amounts on all prior Distribution Dates, and plus (e) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated and available on all prior Distribution Dates to reimburse amounts deducted as described in the foregoing clauses (c) and (d). The principal payments to the Discount Collateral Interest Holder referred to in clause (b) above may be made only to the extent that on any Distribution Date the amount of the Discount Collateral Interest (calculated as described above) is greater than the Required Discount Collateral Interest, which equals __% of the Outstanding Principal Amount of the Certificates. Until the Class A Investor Amount has been reduced to zero, the Servicer may elect not to make permitted principal payments to the Discount Collateral Interest Holder, which may have the effect of maintaining the Discount Collateral Interest at a level greater than the Required Discount Collateral Interest (though no assurance can be given that this will occur).

Revolving Period           No principal will be payable to or for the
                           benefit of Holders during the period (the
                           "Revolving Period") from and including the Closing Date to but not including the earlier of
                           (i) the commencement of the Controlled
                           Accumulation Period and (ii) the commencement of the Rapid Amortization Period. The accumulation period with respect to the Certificates (the
                           "Controlled Accumulation Period") is scheduled to begin at the close of business on _______________. Subject to the conditions set forth herein under "Description of the Certificates--Postponement of Controlled
                           Accumulation Period," the end of the Revolving
                           Period and the beginning of the Controlled
                           Accumulation Period may be delayed to no later than _____________ and ____________, respectively. During the Revolving Period, collections of Principal Receivables allocated to the Certificates will generally be paid from the Trust to the holders of the Transferor
                           Certificates, to amortizing or accumulating
                           Series in Group One or (if the Discount
                           Collateral Interest is greater than the Required
                           Discount Collateral Interest and the Servicer so elects) to the Discount Collateral Interest
                           Holder or deposited into the Excess Funding
                           Account.  See "Description of the
                           Certificates--Principal Payments."

Controlled Accumulation
  Period; Principal
  Payments Unless a Series 1996-X Pay Out Event or a Trust Pay Out Event (either, a "Pay Out Event") occurs, (a) the Controlled Accumulation Period will begin on the day after the last day of the Revolving Period and will end on the earliest of
                           (i) the commencement of the Rapid Amortization Period, (ii) the payment in full of the Investor Amount and (iii) the Series 1996-X Termination Date. During the Controlled Accumulation Period, the Class A Investor Principal Collections will no longer be paid to the holders of the Transferor Certificates or to amortizing or accumulating Series in Group One or deposited into the Excess Funding Account as described above. Instead they will be deposited monthly, along with certain other amounts constituting Available Class A Principal Collections, on each Distribution Date beginning with the Distribution Date in the month following the commencement of the Controlled Accumulation Period in a trust account established by the Servicer for the benefit of the Holders (the "Principal Funding Account") to be accumulated for payment to the Holders as provided herein, which payment is anticipated to be on the Expected Final Distribution Date. During the Controlled Accumulation Period and the Rapid Amortization Period, collections of Principal Receivables generally will be allocated to Series 1996-X in a ratio the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (x) the sum of the aggregate amount of Principal Receivables and the principal amount on deposit in the Excess Funding Account (such sum being the "Trust Principal Balance") as of the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding. Such ratio is, however, subject to adjustment to give effect to additions and removals of Accounts and in certain other circumstances (which may include the occurrence of Pay Out Event (as defined in the related Supplement) with respect to a Paired Series). See "Description of the Certificates--Allocation Percentages,"
                           "--Application of Collections," "--Principal
                           Payments" and "--Paired Series."

                           On each Distribution Date relating to the Controlled Accumulation Period, Available Class A Principal Collections from the related Monthly Period will be deposited in the Principal Funding Account, except that the amount of that deposit will not exceed an amount (the "Controlled Deposit Amount") equal to the Controlled Accumulation Amount for that Distribution Date, plus any portion of the Controlled Deposit Amount for the prior Distribution Date that has not yet been deposited into the Principal Funding Account. "Controlled Accumulation Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period, the Face Amount divided by twelve, or such higher amount resulting from an adjustment in connection with any postponement of the Controlled Accumulation Period. Any excess Available Class A Principal Collections over the Controlled Deposit Amount will be paid to the holders of the Transferor Certificates, to the Discount Collateral Interest Holder or to other amortizing or accumulating Series in Group One or deposited into the Excess Funding Account. See "Description of the Certificates--Application of Collections."

                           All amounts in the Principal Funding Account will be invested at the direction of the Servicer by the Trustee in certain Eligible Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") during the Controlled Accumulation Period will be applied towards the Class A Accretion Target on each Distribution Date.

                           Funds on deposit in the Principal Funding
                           Account will be available to pay the Holders in respect of the Class A Investor Amount on the Expected Final Distribution Date. If the aggregate principal amount of deposits made to the Principal Funding Account are insufficient to pay in full the Class A Investor Amount on the Expected Final Distribution Date, the Rapid Amortization Period will commence as described below and on each Distribution Date thereafter until the Class A Investor Amount is paid in full the Holders will receive distributions of Class A Monthly Principal. Although it is anticipated that during the Controlled Accumulation Period, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Accumulation Amount with respect to each Distribution Date and that scheduled principal will be available for distribution to the Holders on the Expected Final Distribution Date, no assurance can be given in that regard. See "Maturity Assumptions" herein.

                           If a Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortization Period will begin and any amount on deposit in the Principal Funding Account will be paid to the Holders on the Distribution Date following the Monthly Period in which the Rapid Amortization Period begins.

Rapid Amortization Period;
  Principal Payments       During the period beginning with the occurrence
                           of any Pay Out Event and ending on the earlier of (i) the payment in full of the Investor
                           Amount and (ii) the Series 1996-X Termination
                           Date (the "Rapid Amortization Period"),
                           Available Class A Principal Collections will no longer be paid from the Trust to the holders of the Transferor Certificates or to amortizing or accumulating Series in Group One or deposited into the Excess Funding Account as described above but instead will be distributed to the Holders on each Distribution Date until the Class A Investor Amount has been paid in full, beginning with the Distribution Date following the Monthly Period in which the Rapid
                           Amortization Period begins. See "Description of the Certificates--Series 1996-X Pay Out Events and Trust Pay Out Events" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period. See
                           "Description of the Certificates--Application of
                           Collections."

Shared Collections of
  Principal Receivables    To the extent that collections of Principal
                           Receivables allocated to the Certificates are not needed to make payments to or for the benefit of Holders or the Discount Collateral
                           Interest Holder, such collections may be applied to cover principal payments due to or for the benefit of other Series, if any, in Group One.
                           Any such application of collections will not result in a reduction of the Class A Invested
                           Amount or the Discount Collateral Interest. In addition, during the Controlled Accumulation
                           Period or a Rapid Amortization Period, certain collections of Principal Receivables allocated to other Series in Group One, to the extent such collections are not needed to make payments in respect of such other Series, may be applied to cover principal amounts payable to or for the benefit of the Holders or the Discount
                           Collateral Interest Holder. See "Description of the Certificates--Shared Collections of
                           Principal Receivables."

Required Transferor
  Percentage               The Required Transferor Percentage applicable to
                           Series 1996-X is currently [5%].  The Required
                           Transferor Percentage may be increased or reduced if, in the case of any reduction (a) the Transferor delivers an officer's certificate stating that such reduction will not have an Adverse Effect and, in the case of any reduction below 2%, a Tax Opinion, and (b) the Transferor gives each Rating Agency not less than ten days prior written notice of such reduction and within such ten-day period no Rating Agency informs the Transferor that such reduction will result in a reduction or withdrawal of its rating of any outstanding Class or Series as to which it is a Rating Agency.

Record Date                With respect to any Distribution Date, the last
                           Business Day of the month preceding such Distribution Date.

Optional Repurchase        The Certificates will be subject to optional
                           purchase by the Transferor on any Distribution
                           Date after the Investor Amount is less than or equal to 5% of the sum of the Class A Accreted
                           Invested Amount and the DCI Accreted Amount, unless certain events as specified in the Pooling and Servicing Agreement have occurred.
                           The purchase price on the Distribution Date on which such purchase occurs will be equal to the Class A Investor Amount plus accrued and unpaid interest on the Certificates as described herein. See "Description of the
                           Certificates--Optional Repurchase."

Final Payment of Principal
  and Interest; Termination
  of Trust The interest of the Holders in the Trust will terminate following the earlier of (i) the day after the Distribution Date on which the Investor Amount is paid in full and (ii) the earlier of the ___________ Distribution Date and the termination of the Trust (the "Series 1996-X Termination Date"). All principal and accreted discount will be due and payable no later than the Series 1996-X Termination Date. See "Description of the Certificates--Final Payment of Principal and Interest; Termination" in the Prospectus.

Trustee                    The Bank of New York

Tax Status                 The Certificates will be issued with original
                           issue discount for Federal income tax purposes.
                           See "Federal Income Tax Consequences" herein for a discussion of the material consequences of general application of this feature for domestic
                           Certificate Owners.

                           Subject to the matters discussed under "Federal Income Tax Consequences" herein and in the Prospectus, Special Tax Counsel to ANB will deliver its opinion to the effect that, under existing law, the Certificates will properly be characterized as debt for Federal income tax purposes on the date of issuance. Under the Pooling and Servicing Agreement, the Certificate Owners will agree to treat the Certificates as indebtedness for income tax purposes. See "Federal Income Tax Consequences" herein and in the Prospectus for additional information concerning the application of Federal income tax laws.

ERISA Considerations       Under regulations issued by the Department of
                           Labor, the Trust's assets would not be deemed
                           "plan assets" of any employee benefit plan holding interests in the Certificates if certain conditions are met, such that the Certificates would constitute "publicly-offered securities," including that interests in the Certificates be held by at least 100 persons independent of the Transferor and each other upon completion of the public offering being made hereby. [The
                           Underwriters expect, although no assurance can be given, that interests in the Certificates will be held by at least 100 such persons, and it is anticipated that the other conditions of the "publicly-offered security" exception contained in the regulations will be met.] If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee
                           Retirement Income Security Act of 1974, as amended, would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plans contemplating purchasing interests in the Certificates should consult their counsel before making a purchase. See
                           "ERISA Considerations" in the Prospectus.

Certificate Ratings        It is a condition to the issuance of the
                           Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency.

                           Each rating agency rating the Certificates at ANB's request is referred to herein as a "Rating Agency." The Certificates offered hereby are investment grade asset-backed securities within the meaning of the Act and the rules promulgated thereunder.

[Listing                   Application will be made to list the
                           Certificates on the Luxembourg Stock Exchange.]

                              RISK FACTORS

      Limited Liquidity. There is currently no market for the Certificates. The Underwriters expect to make a secondary market in the Certificates, but are not obligated to do so. There can be no assurance that a secondary market will develop or, if it does develop, that such market will provide Holders with liquidity of investment or that it will continue for the life of the Certificates.

      Rating of the Certificates. It is a condition to the issuance of the Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Certificates is based primarily on the value of the Receivables, the availability of funds on deposit in the Cash Collateral Account as support for the Certificates and the availability of the Discount Collateral Interest to cover Class A Monthly Accretion Amounts. The ratings of the Certificates are not a recommendation to purchase, hold or sell Certificates, and such ratings do not comment as to the marketability of the Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by any such rating agency, if in its judgment circumstances so warrant.

      Limited Amounts of Credit Enhancement. Although credit enhancement with respect to the Certificates will be provided by the Available Cash Collateral Amount and the Discount Collateral Interest, such amounts are limited and are only available for particular purposes. If the Available Cash Collateral Amount is reduced to zero, the Holders will bear directly the credit and other risks (excluding those covered by the Discount Collateral Interest) associated with their interest in the Trust and the Class A Invested Amount may be reduced. If the Discount Collateral Interest is reduced to zero, the Holders will bear directly the risks that Excess Spread, Excess Finance Charge Collections allocated to Series 1996-X and, during the Controlled Accumulation Period, Principal Funding Investment Proceeds available to cover the Class A Accretion Target (after covering certain other amounts, in the case of Excess Spread and Excess Finance Charge Collections; see "Description of the Certificates -- Application of Collections--Excess Spread and Certain Other Amounts" below) will not be sufficient to cover Class A Accretion Targets. See "Description of the Certificates--Allocation Percentages," "--Monthly Accretions," "--Allocation of Investor Default Amount" and "--The Cash Collateral Account."

      Discount Option. Pursuant to the Pooling and Servicing Agreement, the Transferor has the option to designate a fixed percentage or a variable percentage of any or all of the Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower rate of payment of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Pooling and Servicing Agreement, the Transferor can make such a designation without notice to or the consent of Holders. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such designation, and such designation will become effective only if (i) in the reasonable belief of the Transferor such designation would not cause a Pay Out Event, or an event that with notice, the lapse of time or both would constitute a Pay Out Event, with respect to any Series and (ii) the Rating Agency Condition is satisfied. See "Description of the Certificates--Discount Option" in the Prospectus.

      Book-Entry Registration. The Certificates initially will be represented by certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. As a result, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Holders, as that term is used in the Pooling and Servicing Agreement.
Until such time, Certificate Owners will only be able to exercise the rights of Holders indirectly through DTC and its participating members (in the United States) or Cedel or Euroclear (in Europe). See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

                      ANB'S CREDIT CARD ACTIVITIES

Billing and Payment

      Nearly all of the accounts in the Advanta Credit Card Portfolio are subject to finance charges at prime indexed variable rates ranging from 5.9% to 20.3% for purchases and cash advances, or London interbank offered rate indexed variable rates ranging from 5.9% to 22.0% for purchases, balance transfers and cash advances. For more information, see "ANB's Credit Card Activities--Billing and Payments" in the Prospectus.

Delinquencies and Loss Experience

      The following tables set forth the delinquency and loss experience for each of the periods shown for the Advanta Credit Card Portfolio. As of __________, 1996, the Advanta Credit Card Portfolio includes receivables from accounts the receivables of which were transferred by ANB or Advanta National Bank USA ("AUS" and, together with ANB, the "Banks") to trusts similar to the Trust in an aggregate amount equal to $___ billion ("Prior Securitizations"). The Accounts in the Trust Portfolio have been selected from that portion of the accounts in the Advanta Credit Card Portfolio owned by ANB based on certain eligibility criteria specified in the Pooling and Servicing Agreement. See "The Receivables." There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth below.

                         Delinquency Experience
                      Advanta Credit Card Portfolio
                          (dollars in thousands)

                               As of
                             ________,            As of December 31,
                               1996        1995          1994         1993
                               ----        ----          ----         ----
Receivables Outstanding(1)(2)  $        $9,984,291    $6,535,664   $3,922,086
Receivables Contractually
  Delinquent as a Percentage
  of Receivables Outstanding:
  30-59 days                         %        1.12%         0.89%       0.96%
  60-89 days                                  0.57          0.44        0.54
  90 or more days                             0.95          0.71        0.89
                              ---------  -----------   -----------  ---------

      Total                          %        2.64%         2.04%       2.39%
                              =========  ===========   ===========  =========

_____________________________________

(1)   Includes receivables transferred in connection with Prior
      Securitizations.
(2) Receivables Outstanding consists of all amounts due from cardholders as posted to the accounts.


                            Loss Experience
                      Advanta Credit Card Portfolio
                          (dollars in thousands)

                         _____ Months
                             Ended
                           ________,           Year Ended December 31,
                             1996         1995          1994         1993
                             ----         ----          ----         ----
Average Receivables
  Outstanding(1)(2)        $           $7,677,833    $4,675,005   $3,012,060
Gross Losses(3)                           205,715       126,557      115,835
Recoveries                                 12,874        11,339        9,869
Net Losses                                192,841       115,218      105,966
Net Losses as a Percentage
  of Average Receivables
  Outstanding                      %(4)      2.51%          2.46%       3.52%

____________________________

(1)   Includes receivables transferred in connection with Prior
      Securitizations.
(2) Average Receivables Outstanding is the sum of receivables outstanding at the beginning and end of each month during the period indicated, divided by twice the number of months in the period indicated.
(3) Total Gross Losses are presented net of adjustments made pursuant to the Banks' normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of annual cardholder fees on cardholder accounts which have been closed.
      Losses do not include accrued finance charges that have been written off or fraud losses.
(4)   Annualized.

Interchange

      In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, ANB will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust on the Business Day immediately preceding the Distribution Date an amount equal to one-twelfth of [1.25]% of the outstanding balance of the Principal Receivables allocable to Series 1996-X at the end of the last day of the preceding Monthly Period.

                             THE RECEIVABLES

      The Receivables in the Initial Accounts will be conveyed to the Trust on [the Closing Date]. The Initial Accounts will be selected from the portion of the Advanta Credit Card Portfolio owned by ANB satisfying criteria set forth in the Pooling and Servicing Agreement (the "Criteria") as applied on ___________, 1996 (the "Initial Cut Off Date"). Receivables in Additional Accounts may be conveyed to the Trust from time to time after the Closing Date. Such Receivables may arise in Additional Accounts selected from the Advanta Credit Card Portfolio satisfying the Criteria as applied on the relevant cut off date (the "Relevant Cut Off Date"). All such Accounts and any additional Receivables which arise from those Accounts conveyed to the Trust are hereinafter referred to as the "Trust Portfolio." In order to meet the Criteria, each Account must, on the Relevant Cut Off Date, among other things, have been in existence and maintained and owned by ANB, an Additional Transferor or a related Credit Card Originator, have a cardholder with a billing address in the United States, its territories or possessions or a military address (except that accounts not satisfying this criterion may be added to the Trust Portfolio so long as the number of accounts in the Trust Portfolio as of the Relevant Cut-Off Date that will not satisfy this criterion, after giving effect to such addition, will not exceed 2% of the number of accounts in the Trust Portfolio), and, except under certain limited circumstances, not be an account the credit card or cards with respect to which have been reported to the Transferor or Credit Card Originator that owns such Account as having been lost or stolen. See "Description of the Certificates-- Representations, Warranties and Covenants" in the Prospectus.
Cardholders whose accounts are included in the Advanta Credit Card Portfolio have billing addresses in all 50 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands and certain foreign countries.

      Pursuant to the Pooling and Servicing Agreement, the Transferor may be obligated (subject to certain limitations and conditions) to designate Additional Accounts to be included as Accounts and to convey to the Trust all Receivables of such Additional Accounts, or may elect to automatically designate Additional Accounts and convey the Receivables therein whether such Receivables are then existing or thereafter created. See "Description of the Certificates--Addition of Accounts" in the Prospectus. These accounts must meet the Criteria as of the Relevant Cut Off Date.
Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same MasterCard and VISA accounts designated by the Transferor on the Relevant Cut Off Date (plus any Additional Accounts subsequently designated as described above). In addition, as of the Relevant Cut Off Date and on the date any new Receivables are created, the Transferor will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Pooling and Servicing Agreement. See "Description of the Certificates--Representations, Warranties and Covenants" in the Prospectus.

      As of ________, 1996, the Receivables totalled $___________ in ___________ Accounts. The Accounts had an average credit limit of $___________. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was _____%. The average age of the Accounts was approximately ______ months.

      The following tables summarize the Trust Portfolio by various criteria as of the close of business on ___________, 1996. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of future results.


                          Composition by Account Balance
                                Trust Portfolio

                                      Percentage
                                       of Total                Percentage
                            Number of  Number of               of Total
Account Balance             Accounts   Accounts   Receivables  Receivables
- ---------------             --------   --------   -----------  -----------
Credit balance                               %    $                    %
$0.00
$0.01 to $1,000.00
$1,000.01 to $2,500.00
$2,500.01 to $5,000.00
$5,000.01 to $7,500.00
Over $7,500.00
Total                                    100.0%   $               100.0%


                         Composition by Credit Limit
                              Trust Portfolio

                                      Percentage
                                       of Total                 Percentage
                            Number of  Number of                of Total
Credit Limit Balance        Accounts   Accounts   Receivables   Receivables
- --------------------        --------   --------   -----------   -----------
$0.00 to $1,000.00                           %    $                    %
$1,000.01 to $2,500.00
$2,500.01 to $5,000.00
$5,000.01 to $7,500.00
Over $7,500.00
Total                                   100.0%    $               100.0%


                    Composition by Period of Delinquency
                               Trust Portfolio

                                           [Percentage]
                                             of Total              Percentage
      Period of Delinquency       Number of  Number of              of Total
(Days Contractually Delinquent)   Accounts   Accounts Receivables  Receivables
- ------------------------------   --------   -------- -----------  -----------

Not Delinquent                                     %   $                   %
1 to 29 days
30 to 59 days
60 to 89 days
90 to 119 days
120 to 149 days
150 to 179 days
180 or more
Total                                         100.0%   $               100.0%


                             Composition by Account Age
                                  Trust Portfolio

                                      Percentage
                                       of Total                 Percentage
    Age                     Number of  Number of                of Total
(in Months)                 Accounts   Accounts   Receivables   Receivables
- -----------                 --------   --------   -----------   -----------
0 to 6 months                               %      $                    %
Over 6 to 12 months
Over 12 to 24 months
Over 24 to 36 months
Over 36 to 60 months
Over 60 months                          100.0%     $                100.0%
Total



                 Geographic Distribution of Accounts and Receivables
                                   Trust Portfolio<F*>

                                      Percentage
                                       of Total                Percentage
                            Number of  Number of               of Total
State                       Accounts   Accounts   Receivables  Receivables
- ----                        ---------  --------   -----------  -----------
Alabama                                     %     $                    %
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
All Others
Total                              100.0%       $               100.0%


<F*>    Based on billing addresses as of ___________, 1996.</F*>


                          MATURITY ASSUMPTIONS

      The following table shows the expected Outstanding Principal Amount of the Certificates as a percentage of the Face Amount over the expected term of the Certificates, assuming that (a) no Pay Out Event occurs and (b) sufficient amounts are always available over such period to fund in full the Class A Monthly Accretion Targets. No assurances can be given that such assumptions will prove to be correct.

 Month and Year of                Class A Outstanding
 Distribution Date                Principal Amount(1)<F41>
- ------------------                -------------------
September        1996
October          1996
November         1996
December         1996
January          1997
February         1997
March            1997
April            1997
May              1997
June             1997
July             1997
August           1997
September        1997
October          1997
November         1997
December         1997
January          1998
February         1998
March            1998
April            1998
May              1998
June             1998
July             1998
August           1998
September        1998
October          1998
November         1998
December         1998
January          1999
February         1999
March            1999
April            1999
May              1999
June             1999
July             1999
August           1999
September        1999
October          1999
November         1999
December         1999
 ...................
________         ____(2)<F42>

___________________
<F41>
(1)   As a percentage of the Face Amount.</F41>

<F42>
(2) This Class A Monthly Accretion Amount will not be reinvested in Principal Receivables but will be distributed directly to investors.</F42>

      The Supplement provides that Holders will not begin to receive payments of principal until the Expected Final Distribution Date or following the occurrence of a Pay Out Event which results in the commencement of the Rapid Amortization Period. Unless and until a Pay Out Event occurs, on each Distribution Date during the Controlled Accumulation Period, monthly deposits of principal equal to the least of (a) Available Class A Principal Collections, (b) the Controlled Deposit Amount and (c) the Class A Invested Amount will be made into the Principal Funding Account.

      Although it is anticipated that a single principal payment will be made to Holders in an amount equal to the Class A Investor Amount on the ___________ Distribution Date (the "Expected Final Distribution Date"), no assurance can be given in that regard.

      A "Series 1996-X Pay Out Event" occurs, with respect to Series 1996-X only, either automatically or after specified notice, upon (a) failure of the Transferor to make certain payments or transfers of funds for the benefit of the Holders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor (with such determination being made, for so long as the Discount Collateral Interest is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement), (c) (i) with respect to the end of any Monthly Period, as determined on the third Business Day preceding the related Distribution Date (the "Determination Date"), with respect to which the Transferor Amount is less than the Required Transferor Amount as of the last day of such Monthly Period, the failure of the Transferor to convey Receivables in Additional Accounts to the Trust such that the Transferor Amount is at least equal to the Required Transferor Amount on or prior to the tenth Business Day following such Determination Date or (ii) with respect to the end of any Monthly Period with respect to which the aggregate Principal Receivables in the Trust are not at least equal to the Required Principal Balance as of the last day of such Monthly Period, the failure of the Transferor to convey Receivables in Additional Accounts to the Trust such that the aggregate Principal Receivables in the Trust are at least equal to the Required Principal Balance on or prior to the tenth Business Day following such Determination Date, (d) the occurrence of a Servicer Default having a material adverse effect on the Holders (with such determination being made, for so long as the Discount Collateral Interest is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement), (e) failure to pay in full the Class A Investor Amount on the Expected Final Distribution Date, (f) on any Determination Date, the Available Cash Collateral Amount on the related Distribution Date is less than the Required Cash Collateral Amount or (g) at the end of any Distribution Date, the Discount Collateral Interest is less than the Required Discount Collateral Interest. A "Trust Pay Out Event" occurs, with respect to the Certificates and each other Series automatically upon (h) an Insolvency Event relating to any Transferor or Credit Card Originator (unless the Rating Agency Condition has been satisfied as to not treating an Insolvency Event with respect to such Transferor or Credit Card Originator as a Trust Pay Out Event) (any Transferor the insolvency of which would constitute a Trust Pay Out Event is referred to herein as a "Designated Transferor"), (i) the Trust becoming an "investment company" within the meaning of the Investment Company Act, or (j) the inability of any Designated Transferor to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement. Although ANB believes that the likelihood of a Series 1996-X Pay Out Event or a Trust Pay Out Event occurring is remote, there can be no assurance that a Series 1996-X Pay Out Event or a Trust Pay Out Event will not occur. See "Description of the Certificates--Series 1996-X Pay Out Events and Trust Pay Out Events."

      If a Pay Out Event occurs the Rapid Amortization Period will begin. During the Rapid Amortization Period, the Holders will receive (a) the principal amount on deposit in the Principal Funding Account plus (b) monthly payments of principal equal to the Available Class A Principal Collections for the related Monthly Period, until the Class A Investor Amount is paid in full. Allocations of collections of Principal Receivables to Series 1996-X will be based on the Principal Allocation Percentage, and a portion of collections so allocated will be further allocated to the Certificates based upon the Class A Principal Percentage. See "Description of the Certificates--Allocation Percentages." The remainder of such Collections will be allocated to the Discount Collateral Interest and will not be available to the Holders of the Certificates (except as Reallocated Principal Collections).

      The following table sets forth the highest and lowest cardholder monthly payment rates for the Advanta Credit Card Portfolio during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the period shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.


                           Monthly Payment Rates
                       Advanta Credit Card Portfolio

                         ______ Months
                             Ended
                           ________,       Year Ended December 31,
                             1996       1995        1994       1993
                             ----       ----        ----       ----
Lowest                          %       9.29%      11.55%     13.22%
Highest                         %      12.42%      14.25%     15.57%
Monthly Average                 %      10.73%      12.98%     14.39%

      The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions, changes in tax law and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Holders could expect to accumulate or receive payments of principal on their Certificates during the Controlled Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, the ability of the Holders to be paid the applicable Class A Investor Amount on the Expected Final Distribution Date may be dependent upon the availability of Shared Principal Collections. Series 1996-X is the first Series issued by the Trust, but the Trust, as a master trust, may (and is expected to) issue additional Series from time to time. There can be no assurance that the issuance of additional Series or the terms of any additional Series might not have an impact on the timing of payments received by Holders. Further, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced.

                     RECEIVABLE YIELD CONSIDERATIONS

      The yield on the Advanta Credit Card Portfolio for the ______ months ended _________, 1996 and for each of the three years in the period ended December 31, 1995 is set forth in the following table. The historical yield figures in the table are calculated on an accrual basis. Collections on the Receivables will be on a cash basis and may not reflect the historical yield experience in the table. For example, during periods of increasing delinquencies, accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. Yield on both an accrual and a cash basis will be affected by numerous factors, including the finance charges on the Receivables, the amount of the annual cardholder fee and other fees and charges, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur finance charges. There can be no assurance that the revenue from finance charges and fees for the Receivables will be similar to the historical experience set forth below. See "Risk Factors" in the Prospectus.

                 Revenue From Finance Charges and Fees
                   Advanta Credit Card Portfolio(1)

                         ______ Months
                             Ended
                              ________,       Year Ended December 31,
                               1996(2)    1995(2)     1994(2)    1993(2)
                               -------    -------     -------    -------
Average Monthly Accrued Fees
 and Charges(3)(4)             $           $27.03     $22.98      $21.62
Average Account Balance(5)                  2,435      2,044       1,761
Yield From Fees and
  Charges(3)(4)                    %(6)     13.32%     13.49%      14.73%
_________________________

(1)   The figures shown do not include revenue attributable to Interchange.
(2)   Includes receivables transferred in connection with Prior
      Securitizations.
(3) Fees and Charges are comprised of finance charges, annual cardholder fees and certain other service charges.
(4) Average Monthly Accrued Fees and Charges and Yield from Fees and Charges are presented net of adjustments made pursuant to the Banks' normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged off accounts.
(5) Average Account Balance includes purchases, balance transfers, cash advances and billed and unpaid finance and other charges, and is calculated based on the average of the opening monthly account balances for accounts with balances during the periods shown.
(6)   Annualized.

      The yield for the Advanta Credit Card Portfolio shown in the above table is comprised of three components: finance charges, annual cardholder fees and other service charges, such as late charges. The yield related to annual cardholder fees (on those accounts which assess such fees) and other service charges varies with the type and volume of activity in, and the balance of each account. The Banks currently assess annual cardholder fees of $10 to $50 for certain of their credit card accounts. Most accounts originated since March 1987 do not carry an annual cardholder fee. See "ANB's Credit Card Activities" herein and in the Prospectus. As account balances increase, an annual cardholder fee, which remains constant, represents a smaller percentage of the aggregate account balance.

      The decline in portfolio yield demonstrated in the above table is the result of ANB's focus on the direct solicitation of low rate, prime rate and London interbank offered rate based, no annual fee credit card accounts and the fluctuations in the prime rate during the period shown. Certain of the most recently originated credit card accounts have a lower introductory rate which might have the effect of lowering finance charge income on such accounts below the level indicated in the above table. The Trust Portfolio contains a greater proportion of receivables arising under such accounts than does the Advanta Credit Card Portfolio, and this is expected to continue to be true in the future since ANB expects to designate such accounts from time to time as Additional Accounts. In addition, ANB has the right under certain circumstances to remove Accounts from the Trust Portfolio, and ANB may select Accounts for removal on the basis that they are no longer subject to a lower introductory rate.

                     DESCRIPTION OF THE CERTIFICATES

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement, which permits the Transferor to execute supplements thereto among the Transferor, the Servicer and the Trustee in order to issue additional Series. See "Description of the Certificates--New Issuances" in the Prospectus. The Trustee will provide a copy of the Pooling and Servicing Agreement (without exhibits or schedules), including any Supplements, to Holders without charge upon written request. The following summary describes certain terms of the Pooling and Servicing Agreement and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

General

      The Certificates will represent interests in the Trust, including the right to a floating percentage (in the case of collections of Principal Receivables during the Revolving Period, which collections will be allocated to the Certificates and paid to the holders of the Transferor Certificates, to amortizing or accumulating Series in Group One or, in certain circumstances described herein, to the Discount Collateral Interest Holder, or deposited into the Excess Funding Account, and in the case of collections of Finance Charge Receivables and Defaulted Receivables at all times) or a resettable fixed/floating percentage (in the case of collections of Principal Receivables during the Controlled Accumulation Period or the Rapid Amortization Period) (each, the "Series Percentage") of all cardholder payments on the Receivables. However, on any Distribution Date during the Controlled Accumulation Period, the amount to be deposited in the Principal Funding Account in respect of collections of Principal Receivables will be limited to the applicable Controlled Deposit Amount. See "--Allocation Percentages." For any Monthly Period, the portion of the Principal Receivables and any amounts on deposit in the Excess Funding Account represented by the Certificates and the Discount Collateral Interest (the "Invested Amount") will be equal to the Initial Invested Amount, plus the amount of any increases in the Invested Amount as the result of the addition of Class A Monthly Accretion Amounts and DCI Monthly Accretion Amounts to the Class A Accreted Invested Amount and DCI Accreted Amount, respectively, minus the amount of principal deposits into the Principal Funding Account, minus (without duplication of the amount of principal deposits into the Principal Funding Account) the amount of principal payments paid to the Holders and the Discount Collateral Interest Holder and minus any unreimbursed Class A Investor Charge-Offs and DCI Investor Charge-Offs. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the Prospectus and "--Allocation of Investor Default Amount" herein.

      Each Certificate represents the right to receive the amounts available in the Principal Funding Account on the Expected Final Distribution Date (or earlier if a Rapid Amortization Period begins during the Controlled Accumulation Period) and Class A Monthly Principal during the Rapid Amortization Period, in each case funded from collections of Principal Receivables allocated to the Class A Invested Amount (plus certain other amounts specified herein, including, during the Controlled Accumulation Period, certain collections of Principal Receivables otherwise allocable to other Series, to the extent such collections are not needed to make payments to or for the benefit of such other Series). No periodic payments of interest will be made on the Certificates, but the Class A Monthly Accretion Amount (which will be determined based on the Class A Accretion Rate) will be added to the Class A Investor Amount on each Distribution Date. The Certificates have the benefit of Series Enhancement in the form of the Discount Collateral Interest and the Available Cash Collateral Amount (which also provides enhancement for the Discount Collateral Interest).

      During the Revolving Period and the Controlled Accumulation Period, the Investor Amount is expected to increase as Class A Monthly Accretion Amounts and any DCI Monthly Accretion Amounts are added to the Class A Accreted Invested Amount and DCI Accreted Amount, respectively, but the Investor Amount may decrease in certain limited circumstances. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the Prospectus and "--Allocation of Investor Default Amounts" herein. The amount of Principal Receivables, however, will vary each day as new Principal Receivables are created and others are paid. The Transferor Amount will fluctuate daily, therefore, to reflect the changes in the amount of the Principal Receivables. During the Controlled Accumulation Period or the Rapid Amortization Period, the Invested Amount is expected to decline for each Monthly Period as cardholder payments of Principal Receivables are collected and deposited in the Principal Funding Account or paid to the Holders.

Monthly Accretions

      Original issue discount will accrete on the Certificates at the Class A Accretion Rate from the Closing Date through the first Distribution Date and during each period from one Distribution Date to the next on the Outstanding Principal Amount of the Certificates as of the end of the day on the first day of each such period. Original issue discount accreting on the Certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

      On each Distribution Date, the Class A Accreted Invested Amount will be increased by an amount (the "Class A Monthly Accretion Amount") equal to the Class A Accretion Target, minus the amount, if any, by which any Accretion Required Amount for that Distribution Date exceeded the Discount Collateral Interest on that Distribution Date. The "Accretion Required Amount" for any Distribution Date will equal the excess, if any, of the Class A Accretion Target over the aggregate amount of Excess Spread, Excess Finance Charge Collections allocated to Series 1996-X and, during the Controlled Accumulation Period, Principal Funding Investment Proceeds available to cover the Class A Accretion Target (after covering certain other amounts, in the case of Excess Spread and Excess Finance Charge Collections; see "Description of the Certificates -- Application of Collections -- Excess Spread and Certain Other Amounts" below). If the Accretion Required Amount on any Distribution Date is greater than zero, then the Discount Collateral Interest will be reduced by an amount equal to the lesser of (x) the Accretion Required Amount and (y) the Discount Collateral Interest on that Distribution Date. In addition, if the Distribution Date falls in the Controlled Accumulation Period or the Rapid Amortization Period, a portion of the DCI Investor Principal Collections in an amount equal to the Accretion Required Amount, or, if less, the total amount of DCI Investor Principal Collections on that Distribution Date (the "Reallocated Principal Collections"), will be applied to cover the Accretion Required Amount.

      On each Distribution Date, the DCI Accreted Amount will be increased by an amount (the "DCI Monthly Accretion Amount") equal to the lesser of
(a) the DCI Accretion Target and (b) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-X available to cover the DCI Accretion Target (after covering certain other amounts; see "Description of the Certificates -- Application of Collections -- Excess Spread and Certain Other Amounts" below).

      For purposes of determining the DCI Accretion Target for each Distribution Date, the Servicer will calculate an amount (with respect to each Distribution Date, the "DCI Monthly Interest") equal to one-twelfth of the product of (i) ____% (the "DCI Accretion Rate") and (ii) the Discount Collateral Interest as of the close of business on the preceding Distribution Date, except that DCI Monthly Interest for the initial Distribution Date will equal $__________. The Servicer will also determine the excess, if any (the "DCI Accretion Shortfall"), of (x) the sum of DCI Monthly Interest for such Distribution Date, any DCI Accretion Shortfall from the prior Distribution Date and any related DCI Additional Accretion Amount over (y) the DCI Monthly Accretion Amount for that Distribution Date. If there is a DCI Accretion Shortfall on any Distribution Date, an additional amount (a "DCI Additional Accretion Amount") will accrete on such shortfall in an amount equal to one-twelfth of the product of (i) the DCI Accretion Rate and (ii) such DCI Accretion Shortfall. The sum for any Distribution Date of the DCI Monthly Interest for that Distribution Date, any DCI Accretion Shortfall from the prior Distribution Date and any related DCI Additional Accretion Amount is called the "DCI Accretion Target" for that Distribution Date.

Principal Payments

      During the Revolving Period (which begins on the Closing Date and ends on the day before the beginning of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period), no principal payments will be made to the Holders. During the Revolving Period, collections of Principal Receivables allocable to the Certificates will, subject to certain limitations (including payments of any DCI Monthly Principal), be treated as Shared Principal Collections.

      The first principal payment will be made to the Holders on the earlier of the Expected Final Distribution Date or the Distribution Date in the month following the month in which the Rapid Amortization Period begins. On each Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the least of (a) Available Class A Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the applicable Controlled Deposit Amount and
(c) the Class A Invested Amount, will be deposited in the Principal Funding Account for payment to the Holders on the Expected Final Distribution Date or on the first Distribution Date with respect to the Rapid Amortization Period.

      "Available Class A Principal Collections" means, for any Monthly Period, the sum of (a) the Class A Investor Principal Collections for that Distribution Date plus (b) any Reallocated Principal Collections for that Distribution Date, plus (c) any Shared Principal Collections with respect to any other Series in Group One that are allocated to Series 1996-X. "Class A Investor Principal Collections" means, for any Monthly Period, the sum of (i) the portion of collections of Principal Receivables received during such Monthly Period that are available in the Collection Account and have been allocated to Series 1996-X in accordance with the Principal Allocation Percentage and to the Certificates in accordance with the Class A Principal Percentage plus (ii) any other amounts that are to be treated as Class A Investor Principal Collections as described under "--Application of Collections" below.

      On each Distribution Date during the Rapid Amortization Period until the Class A Investor Amount has been paid in full or the Series 1996-X Termination Date occurs, the Holders will be entitled to receive Available Class A Principal Collections in an amount up to the Class A Investor Amount.

Postponement of Controlled Accumulation Period

      Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Controlled Accumulation Period Length (determined as described below) is less than twelve months. On each Determination Date, until the Controlled Accumulation Period begins, the Servicer will determine the "Controlled Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Expected Final Distribution Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the Holders of all Series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to holders of Series which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Controlled Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Controlled Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be less than one month.

Subordination

      The Discount Collateral Interest will be subordinated to the Certificates to the extent necessary to provide for Class A Monthly Accretion Amounts in an amount equal to the Class A Accretion Target for each Distribution Date, and will also be subordinated in its rights with respect to the Available Cash Collateral Amount.

Allocation Percentages

      Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among the Certificates and the Discount Collateral Interest, the investor interest for all other Series issued and outstanding and the Transferor Interest all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount for each Monthly Period. Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 1996-X based on the Floating Allocation Percentage, and amounts so allocated will be further allocated between the Holders and the Discount Collateral Interest Holder in accordance with the Class A Floating Percentage and the DCI Floating Percentage, respectively. Collections of Principal Receivables will be allocated to Series 1996-X based on the Principal Allocation Percentage, and amounts so allocated will be further allocated between the Holders and the Discount Collateral Interest Holder based on the Class A Principal Percentage and the DCI Principal Percentage, respectively.

      The "Floating Allocation Percentage" for any Monthly Period generally equals the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the opening of business on the first day of that Monthly Period (or for the first Monthly Period, the Initial Invested Amount) and the denominator of which is the greater of (a) the Trust Principal Balance at the end of the prior Monthly Period (or for the first Monthly Period, at the end of the day on the Closing Date) and (b) the sum of the numerators used to calculate the Series Percentages with respect to Finance Charge Receivables, Defaulted Receivables or (during the Revolving Period) Principal Receivables, as applicable, for all Series of Certificates then outstanding. However, if a Reset Date occurs during a Monthly Period, then (x) such fraction will be recalculated on the Reset Date on the basis of the denominator described above determined on the Reset Date and (y) if the Servicer need not make daily deposits of Collections into the Collection Account (or, in any case, for purposes of determining the related Investor Default Amount), the Floating Allocation Percentage will be the weighted average of the Floating Allocation Percentage (determined as otherwise described above) for that Monthly Period. The "Class A Floating Percentage" means, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount as of the opening of business on the first day of that Monthly Period (or with respect to the first Monthly Period, the Class A Initial Invested Amount) and the denominator of which is the Invested Amount as of the end of the prior Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount). The "DCI Floating Percentage" means, for any Monthly Period, 100% minus the Class A Floating Percentage for that Monthly Period.

      The "Principal Allocation Percentage" for any Monthly Period and the related Distribution Date generally equals (a) during the Revolving Period, the Floating Allocation Percentage and (b) during the Controlled Accumulation Period or the Rapid Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the Trust Principal Balance at the end of the last day of the preceding Monthly Period and (ii) the sum of the numerators used to calculate the Series Percentages with respect to Principal Receivables for all Series of Certificates then outstanding. However, (x) if Series 1996-X is paired with a Paired Series and a Pay Out Event (as defined in the Supplement for that Paired Series) occurs during the Controlled Accumulation Period or a Rapid Amortization Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (which may not be less than the Invested Amount (less the amount of Class A Investor Principal Collections on deposit in the Collection Account) as of the last day of the revolving period for such Paired Series), (y) such fraction will be recalculated on any Reset Date that occurs during a Monthly Period on the basis of the denominator described above determined on that Reset Date and (z) in either such circumstances, if the Servicer need not make daily deposits of Collections into the Collection Account, the Principal Allocation Percentage will be the weighted average of the Principal Allocation Percentage (determined as otherwise described above) for that Monthly Period. The "Class A Principal Percentage" for any Monthly Period and the related Distribution Date generally equals (a) during the Revolving Period, the Class A Floating Percentage and (b) during the Controlled Accumulation Period or the Rapid Amortization Period, the percentage equivalent of a fraction, (i) the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period plus the aggregate amount of decreases in the Discount Collateral Interest made after that date in order to cover Accretion Required Amounts for any Distribution Date (including the one falling in the Monthly Period for which the Principal Allocation Percentage is being calculated) and (ii) the denominator of which is the Invested Amount, as of the last day of the Revolving Period. However, if Series 1996-X is paired with a Paired Series and a Pay Out Event (as defined in the Supplement for that Paired Series) occurs during the Controlled Accumulation Period or a Rapid Amortization Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (which may not be less than the Class A Invested Amount (less the amount of Class A Investor Principal Collections on deposit in the Collection Account) as of the last day of the revolving period for such Paired Series). The "DCI Principal Percentage" means, for any Monthly Period and the related Distribution Date, 100% minus the related Class A Principal Percentage.

      As used herein, the following terms have the meanings indicated:

      "Class A Invested Amount" for any date means the result of (a) the Class A Accreted Invested Amount, minus (b) (without duplication of amounts on deposit in the Principal Funding Account) the aggregate amount of principal payments made to the Holders on or prior to such date, minus (c) the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates that have not been reimbursed, minus (d) the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance").

      "Class A Investor Amount" for any date means an amount equal to the sum of the Class A Invested Amount plus the Principal Funding Account Balance.

      "Discount Collateral Interest" means an interest in the Trust consisting of the right to receive, to the extent necessary to make the required payments to the Discount Collateral Interest Holder described in this Prospectus Supplement, the portion of Collections allocable thereto as described herein, and funds on deposit in the Collection Account and the Cash Collateral Account allocable thereto as described herein. On any date, the amount of the Discount Collateral Interest will equal (a) the DCI Accreted Amount, minus (b) the aggregate amount of principal payments made to the Discount Collateral Interest Holder prior to such date, minus (c) the aggregate amount of DCI Investor Charge-Offs for all prior Distribution Dates that have not been reimbursed, minus (d) the amount of reductions to the Discount Collateral Interest made to cover the Accretion Required Amount on all prior Distribution Dates, and plus (e) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); provided that the Discount Collateral Interest may not be reduced below zero. "DCI Accreted Amount" means, as of any date, the sum of (a) the DCI Initial Amount and (b) the sum of all DCI Monthly Accretion Amounts for all Distribution Dates on or prior to such date.

      "Invested Amount," for any date means the sum of the Class A Invested Amount and the Discount Collateral Interest.

      "Investor Amount" for any date means the sum of the Class A Investor Amount and the Discount Collateral Interest.

      "Reset Date" means each of (a) Date, (b) a Removal Date and (c) a date on which there is an increase in the Investor Interest under any variable funding Series issued by the Trust.

      "Series Investor Amount" for any date means an amount equal to the numerator of the Principal Allocation Percentage on such date.

Required Amounts

      On each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which (a) the sum of (i) the Class A Servicing Fee for the related Distribution Date and any unpaid Class A Servicing Fee and (ii) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (b) the Class A Available Funds. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 1996-X and available for such purpose will be used to fund the Class A Required Amount on such Distribution Date. If such Excess Spread and Excess Finance Charge Collections are less than the Class A Required Amount, any Available Cash Collateral Amount will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Excess Finance Charge Collections and any Available Cash Collateral Amount are insufficient to fund the Class A Required Amount, the Class A Invested Amount will be reduced by the remaining Class A Required Amount, but not by more than the Class A Investor Default Amount for such Distribution Date. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and accreted discount to the Holders. In such case, the Holders will bear directly the credit and other risks associated with their interest in the Trust. See "--Allocation of Investor Default Amount." "Class A Available Funds" means, for any Monthly Period, the sum of (a) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1996-X Certificates with respect to such Monthly Period (and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement), less (b) the Class A Floating Percentage of Servicer Interchange.

      On each Distribution Date, the Servicer will also determine the amount (the "DCI Required Amount"), if any, by which the sum of (i) the DCI Servicing Fee for such Distribution Date and any unpaid DCI Servicing Fee and (ii) the DCI Investor Default Amount, if any, for such Distribution Date exceeds the DCI Available Funds. If the DCI Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 1996-X not required to pay the Class A Required Amount will be used to fund the DCI Required Amount on such Distribution Date. If such Excess Spread and Excess Finance Charge Collections are less than the DCI Required Amount, any remaining Available Cash Collateral Amount not required to fund the Class A Required Amount will then be used to fund the remaining DCI Required Amount. If such Excess Spread and Excess Finance Charge Collections and Available Cash Collateral Amount are insufficient to pay the DCI Required Amount, the Discount Collateral Interest will be reduced by the amount of such insufficiency (but not by more than the DCI Investor Default Amount for such Distribution Date). See "--Allocation of Investor Default Amount." "DCI Available Funds" means, for any Monthly Period, the DCI Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1996-X Certificates with respect to such Monthly Period (and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement), less the DCI Floating Percentage of Servicer Interchange.

      Reductions of the Class A Invested Amount or Discount Collateral Interest as a result of uncovered Class A Required Amounts or DCI Required Amounts, respectively, will thereafter be reimbursed and the Class A Invested Amount or Discount Collateral Interest increased to the extent of Excess Spread and Excess Finance Charge Collections available for such purposes on each Distribution Date. See "--Application of Collections--Excess Spread and Certain Other Amounts."

Application of Collections

      Covering Fees and Default Amounts. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds and DCI Available Funds in the following priority:

      (a) On each Distribution Date, an amount equal to the Class A Available Funds for such Distribution Date will be distributed in the following priority:

           (i) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

           (ii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Class A Investor Principal Collections for such Distribution Date; and

           (iii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread and Certain Other Amounts" below.

      (b) On each Distribution Date, an amount equal to the DCI Available Funds for such Distribution Date will be distributed in the following priority:

           (i) an amount equal to the DCI Servicing Fee for such Distribution Date, plus the amount of any DCI Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

           (ii) an amount equal to the DCI Investor Default Amount for such Distribution Date will be treated as a portion of DCI Investor Principal Collections for such Distribution Date; and

           (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread and Certain Other Amounts" below.

      "Excess Spread" means, for any Distribution Date, the sum of the amounts described in clauses (a)(iii) and (b)(iii) immediately above.

      "Investor Principal Collections" means, for any Distribution Date, the collective reference to the Class A Investor Principal Collections and the DCI Investor Principal Collections for that Distribution Date.

      Excess Spread and Certain Other Amounts. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread (and, in the case of clause (g) below, during the Controlled Accumulation Period, Principal Funding Investment Proceeds) to make the following distributions in the following priority:

           (a) an amount equal to the Class A Required Amount, if any, on such Distribution Date will be used to fund any deficiency pursuant to clauses (a)(i) and (ii) above under "--Covering Fees and Default Amounts" (in that priority);

           (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Class A Investor Principal Collections for that Distribution Date and applied as described under "--Payments of Principal" below;

           (c) an amount up to the DCI Required Amount, if any, on such Distribution Date will be used to fund any deficiency pursuant to clauses (b)(i) and (ii) above under "--Covering Fees and Default Amounts" (in that priority);

           (d) an amount equal to the aggregate amount by which the Discount Collateral Interest has been reduced by DCI Investor Charge-Offs that have not been previously reimbursed will be treated as a portion of DCI Investor Principal Collections for that Distribution Date;

           (e) an amount equal to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount (without giving effect to any deposit to the Cash Collateral Account made on such date) will be deposited into the Cash Collateral Account;

           (f)(i) an amount equal to the aggregate of any other amounts then owed pursuant to the Loan Agreement [(including the principal amount of and interest on any loan made under the Loan Agreement to fund the Cash Collateral Account, but excluding amounts required to be deposited in the Spread Account under and as defined in the Loan Agreement)] shall be applied in accordance with the Loan Agreement and (ii) amounts required to be deposited in the Spread Account under and as defined in the Loan Agreement shall be so deposited;

           (g) an amount equal to the Class A Accretion Target for that Distribution Date will be treated as a portion of Class A Investor Principal Collections for that Distribution Date as described under "--Payments of Principal" below;

           (h) an amount equal to the DCI Accretion Target for that Distribution Date will be treated as a portion of DCI Investor Principal Collections for that Distribution Date as described under "--Payments of Principal" below;

           (i) an amount equal to the aggregate amount by which the Discount Collateral Interest has been reduced to cover Accretion Required Amounts (to the extent of such reductions that have not been previously reimbursed) will be treated as a portion of DCI Investor Principal Collections for that Distribution Date; and

           (j) the balance, if any, will constitute a portion of Excess Finance Charge Collection Collections for that Distribution Date and will be available for allocation to other Series in Group One or to the holder of the Transferor Certificates as described in "Description of the Certificates --Sharing of Excess Finance Charge Collections" in the Prospectus.

      If the amount of Excess Spread (and, in the case of clause (g) above, during the Controlled Accumulation Period, Principal Funding Investment Proceeds) on any Distribution Date is less than the sum of the amounts described in clauses (a) through (i) above, then any Excess Finance Charge Collections allocated to Series 1996-X from other Series in Group One will be applied to such amounts remaining after the application of Excess Spread in the same priority as described above for the application of Excess Spread.

      Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Investor Principal Collections (see "--Principal Payments" above) in the following priority:

           (a) on each Distribution Date with respect to the Revolving Period, (i) any DCI Monthly Principal for such Distribution Date will be distributed to the Discount Collateral Interest Holder and (ii) any Available Class A Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the Prospectus;

           (b) on each Distribution Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, the Investor Principal Collections will be distributed or deposited in the following priority:

                 (i) an amount of Available Class A Principal Collections equal to Class A Monthly Principal for such Distribution Date will be (A) during the Controlled Accumulation Period, deposited into the Principal Funding Account and (B) during the Rapid Amortization Period, distributed to the Paying Agent for payment to the Holders;

                 (ii) an amount of Available DCI Principal Collections equal to DCI Monthly Principal for such Distribution Date will be distributed to the Discount Collateral Interest Holder; and

                 (iii) the balance, if any, will (A) in the case of Available Class A Principal Collections, be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the Prospectus and (B) in the case of Available DCI Principal Collections, paid to the Transferor.

      On the earlier to occur of (i) the Expected Final Distribution Date and (ii) the first Distribution Date with respect to the Rapid Amortization Period, the Trustee, acting in accordance with instructions from the Servicer, will withdraw the balance on deposit in the Principal Funding Account and distribute it to the Paying Agent for payment to the Holders.

      As used herein, the following terms have the meanings indicated:

      "Available DCI Principal Collections" means, for any Distribution Date, the sum of (a) the DCI Investor Principal Collections for that Distribution Date, minus (b) any Reallocated Principal Collections for that Distribution Date, plus (c) any Available Class A Principal Collections remaining after deposit or payment of the Class A Monthly Principal for that Distribution Date.

      "Class A Monthly Principal" for any Distribution Date relating to the Revolving Period, zero; and for any Distribution Date relating to the Controlled Accumulation Period or the Rapid Amortization Period will equal the least of (i) the Available Class A Principal Collections for that Distribution Date, (ii) for each Distribution Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Invested Amount on such Distribution Date.

      "Controlled Accumulation Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period, the Face Amount divided by twelve, or such higher amount resulting from an adjustment in connection with any postponement of the Controlled Accumulation Period.

      "Controlled Deposit Amount" means, for any Distribution Date in the Controlled Accumulation Period (beginning with the one relating to the first Monthly Period in the Controlled Accumulation Period), the sum of (a) the Controlled Accumulation Amount for that Distribution Date plus (b) the excess, if any, of any Controlled Deposit Amount for the prior Distribution Date over the amount deposited in the Principal Funding Account on that prior Distribution Date.

      "DCI Investor Principal Collections" means, for any Monthly Period, the sum of (i) the portion of collections of Principal Receivables received during such Monthly Period that are available in the Collection Account and have been allocated to Series 1996-X in accordance with the Principal Allocation Percentage and to the Discount Collateral Interest in accordance with the DCI Principal Percentage plus (ii) any other amounts that are to be treated as DCI Investor Principal Collections as described under "--Application of Collections" above.

      "DCI Monthly Principal" for any Distribution Date will equal the least of (i) the Available DCI Principal Collections for such Distribution Date, (ii) the Excess Discount Collateral Interest on such Distribution Date and (iii) for any Distribution Date prior to the Distribution Date on which the Class A Investor Amount is reduced to zero, an amount selected by the Servicer.

      "Excess Discount Collateral Interest" means, as of any Distribution Date, the amount, if any, by which (a) the Discount Collateral Interest on that Distribution Date (after giving effect to any reductions thereof to cover the Class A Monthly Accretion Amount for that Distribution Date but before giving effect to the payment of any DCI Monthly Principal on that Distribution Date) exceeds (b) the Required Discount Collateral Interest on that Distribution Date (after giving effect to any payment of Class A Monthly Principal on that Distribution Date).

      "Required Discount Collateral Interest" means, as of any day, ___% of the Outstanding Principal Amount of the Class A Certificates; provided that the Required Discount Collateral Interest may be reduced if the Rating Agency Condition is satisfied.

Principal Funding Account

      Pursuant to the Supplement, the Servicer will establish and maintain a principal funding account for the Certificates (the "Principal Funding Account") as a segregated trust account held for the benefit of the Holders. During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer Available Class A Principal Collections to the Principal Funding Account as described under "--Application of Collections--Payments of Principal."

      Funds on deposit in the Principal Funding Account will be invested by the Trustee at the direction of the Servicer in Eligible Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be applied towards the Class A Accretion Target on each Distribution Date.

Paired Series

      The Certificates are subject to being paired with one or more other Series (each, a "Paired Series") on or after the commencement of the Controlled Accumulation Period or the Rapid Amortization Period. Each Paired Series will be pre-funded with an initial deposit to a funding account or will have a variable principal amount. Any such funding account will be held for the benefit of such Paired Series and not for the benefit of the Holders. Upon payment in full of the Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate investor amount of such Paired Series will have been increased by an amount up to an aggregate amount equal to the Investor Amount. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus. There can be no assurance that the terms of any Paired Series might not have an impact on the calculation of the Series Percentage or the timing or amount of payments received by a Holder. In particular, the denominators of the Principal Allocation Percentage and the Class A Principal Percentage may be reduced upon the occurrence of a pay out event with respect to a Paired Series resulting in a possible reduction of the percentage of Collections of Principal Receivables allocated to Series Holders and possible delays or reductions in payments to the Holders. See "Risk Factors--Master Trust Considerations" in the Prospectus and "Maturity Assumptions" herein and in the Prospectus.

Shared Principal Collections

      To the extent that collections of Principal Receivables allocated to the Certificates are not needed to make payments to or for the benefit of the Holders or the Discount Collateral Interest Holder, such collections may be applied to cover principal payments due to or for the benefit of other Series in Group One. Any such application of collections will not result in a reduction of the Invested Amount.

      Similarly, certain collections of Principal Receivables allocated to other Series in Group One, to the extent such collections are not needed to make payments to or for the benefit of holders of such other Series ("Shared Principal Collections"), will be applied, if necessary, to cover payments of principal due to Holders. There can be no assurance that such Shared Principal Collections will be available to cover payments of principal or deposits due on any Distribution Date during the Controlled Accumulation Period or the Rapid Amortization Period. If no such Shared Principal Collections were available to the Certificates, the Class A Investor Amount may not be paid in full by the Expected Final Distribution Date. Such Shared Principal Collections may also be allocated to other Series either currently outstanding or to be issued by the Trust in the future. To the extent such Shared Principal Collections are allocated to other Series, the pro rata share of such Shared Principal Collections allocated to Holders will be reduced.

The Cash Collateral Account

      The Cash Collateral Account will be held for the benefit of the Holders, and the Cash Collateral Depositor, as their interests appear in the Supplement, and in the case of the Cash Collateral Depositor, in the Loan Agreement (with the interest of the Cash Collateral Depositor being subordinated to the interests of the Holders and the Discount Collateral Interest Holder, and the interest of the Discount Collateral Interest Holder being subordinated to the interests of the Holders, as provided in the Supplement). Funds on deposit in the Cash Collateral Account will be invested in certain Eligible Investments. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Cash Collateral Account will be applied in accordance with the Loan Agreement dated as of the Closing Date, among the Transferor, the Servicer, the Cash Collateral Depositor and the Trustee (the "Loan Agreement").

      The Cash Collateral Account will be funded on the Closing Date in the initial amount of $________, which amount will include the proceeds of a loan to be made by one or more financial institutions to be selected by the Transferor (such financial institution or institutions, the "Cash Collateral Depositor"). Such loan will be repaid pursuant to the Loan Agreement.

      On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will equal the least of (i) the amount on deposit in the Cash Collateral Account at the opening of business on such date, (ii) the Required Cash Collateral Amount and (iii) the Invested Amount. The "Required Cash Collateral Amount" means, as to any Distribution Date, initially $__________ and on any Distribution Date thereafter, __% of the Invested Amount on such Distribution Date, after taking into account deposits and payments to be made, and monthly accretions to be given effect, on such Distribution Date; provided that (x) if either (i) there is a Required Draw Amount on any Distribution Date or (ii) a Pay Out Event has occurred, the Required Cash Collateral Amount for any Distribution Date will (subject to clauses (y) and (z) below) never be less than the Required Cash Collateral Amount for the Distribution Date immediately preceding such Required Draw Amount or Pay Out Event, (y) in no event will the Required Cash Collateral Amount exceed the Invested Amount and (z) the Required Cash Collateral Amount may be reduced at the Transferor's option at any time to a lesser amount upon satisfaction of the Rating Agency Condition. On any Distribution Date, if the Available Cash Collateral Amount is less than the Required Cash Collateral Amount, certain Excess Spread and Excess Finance Charge Collections allocable to Series 1996-X will be deposited into the Cash Collateral Account to the extent of such shortfall. See "Description of the Certificates--Application of Collections--Excess Spread and Certain Other Amounts." To the extent that on any Distribution Date falling in the Rapid Amortization Period (or, to the extent requested by the Servicer during the Controlled Accumulation Period or the Revolving Period) the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, such amount (or such lesser amount requested by the Servicer during the Controlled Accumulation Period or the Revolving Period) will be applied pursuant to the Loan Agreement and will not be available to the Holders.

      On each Distribution Date, one or more withdrawals may be made from the Cash Collateral Account in an amount up to the Available Cash
Collateral Amount, to fund the amounts specified in clauses (a) and (c) of "--Application of Collections--Excess Spread and Certain Other Amounts" in the order of priority specified therein.

      On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections (to the extent described above under "--Application of Collections--Excess Spread and Certain Other Amounts") to increase the amount on deposit in the Cash Collateral Account to the extent such amount is less than the Required Enhancement Amount.

Allocation of Investor Default Amount

      On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The "Investor Default Amount" for any Monthly Period will equal the product of the Floating Allocation Percentage and the Defaulted Amount for such Monthly Period.
The Investor Default Amount for each Monthly Period will be allocated between the Holders (the "Class A Investor Default Amount") and the Discount Collateral Interest Holder (the "DCI Investor Default Amount") in amounts equal to the product of the Class A Floating Percentage and the DCI Floating Percentage, respectively, for such Monthly Period and such Investor Default Amount. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charge Collections allocated to Series 1996-X or from amounts, if any, on deposit in the Cash Collateral Account and applied and as described above in "--Application of Collections--Covering Fees and Default Amounts" and "--Application of Collections--Excess Spread and Certain Other Amounts." An amount equal to the DCI Investor Default Amount for each Monthly Period will be paid from DCI Available Funds, Excess Spread and Excess Finance Charge Collections allocated to Series 1996-X or from amounts, if any, available under the Cash Collateral Account and applied as described above in "--Application of Collections--Covering Fees and Default Amounts" and "--Application of Collections--Excess Spread and Certain Other Amounts."

      On each Distribution Date, if the Class A Required Amount exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to Series 1996-X and any Available Cash Collateral Amount, then the Class A Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Holders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by more than the aggregate Class A Investor Charge-Offs not previously reimbursed) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-X and available for such purpose as described under "--Application of Collections--Excess Spread and Certain Other Amounts."

      On each Distribution Date, if the DCI Required Amount exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to Series 1996-X and not required to pay the Class A Required Amount, and amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount, then the Discount Collateral Interest will be reduced by the amount of such excess (a "DCI Investor Charge-Off"). If the Discount Collateral Interest has been reduced by the amount of any DCI Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate DCI Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-X and available for such purpose as described under "--Application of Collections--Excess Spread and Certain Other Amounts."

Optional Repurchase

      On any Distribution Date occurring on or after the date that the Investor Amount is reduced to 5% or less of the sum of the Class A Accreted Invested Amount and the DCI Accreted Amount, the Transferor will have the option (to be exercised in its sole discretion) to repurchase the Certificates and the Discount Collateral Interest. The purchase price of the Certificates and the Discount Collateral Interest will equal the Investor Amount as of the last day of the Monthly Period preceding the Distribution Date on which such purchase occurs plus accreted and unpaid discount on the unpaid principal amount of the Certificates. Following any such repurchase, the Holders will have no further rights with respect to the Receivables.

Series 1996-X Pay Out Events and Trust Pay Out Events

      The Revolving Period will continue through ___________ (or such later date as may result from postponement of the Controlled Accumulation Period), unless a Series 1996-X Pay Out Event or a Trust Pay Out Event occurs prior to such date. A Series 1996-X Pay Out Event refers to any of the following events, which are applicable only to Series 1996-X (although other Series may have similar or identical pay out events):

           (a) failure on the part of any Transferor (i) to make any payment or deposit on the date required under the Pooling and Servicing Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made; or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Transferor in the Pooling and Servicing Agreement, which failure has a material adverse effect on the Holders (which determination will be made, for so long as the Discount Collateral Interest is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement) and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of Certificates aggregating not less than 50% of the outstanding principal balance of the Certificates;

           (b) any representation or warranty made by any Transferor in the Pooling and Servicing Agreement or any information required to be given by the Servicer on behalf of any Transferor to identify the Accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice of such failure shall have been given to the applicable Transferor by the Trustee, or to the applicable Transferor and the Trustee by the holders of Certificates aggregating not less than 50% of the outstanding principal balance of the Certificates and as a result the interests of the Holders are materially and adversely affected (which determination shall be made, for so long as the Discount Collateral Interest is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); provided, however, that a Series 1996-X Pay Out Event shall not be deemed to have occurred with respect to this subparagraph (b) if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Pooling and Servicing Agreement;

           (c) with respect to the end of any Monthly Period (i) with respect to which the Transferor Amount is less than the Required Transferor Amount, the failure of the Transferor to convey on or prior to the tenth Business Day following the related Determination Date Receivables in Additional Accounts to the Trust such that the Transferor Amount is at least equal to the Required Transferor Amount or (ii) with respect to which the aggregate Principal Receivables are less than the Required Principal Balance, the failure of the Transferor to convey on or prior to the tenth Business Day following the related Determination Date Receivables in Additional Accounts to the Trust such that the aggregate Principal Receivables are at least equal to the Required Principal Balance;

           (d) any Servicer Default occurs which would have a material adverse effect on the Holders (which determination shall be made, for so long as the Discount Collateral Interest is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement);

           (e) the Class A Investor Amount shall not be paid in full on the Expected Final Distribution Date;

           (f) on any Determination Date, the Available Cash Collateral Amount on the related Distribution Date is less than the Required Cash Collateral Amount; or

           (g) the Discount Collateral Interest is less than the Required Discount Collateral Interest.

      A Trust Pay Out Event refers to any of the following events, which are applicable to the Certificates and other Series:

           (h) an Insolvency Event relating to a Designated Transferor or to any Credit Card Originator (unless the Rating Agency Condition has been satisfied as to not treating an Insolvency Event with respect to such Credit Card Originator as a Trust Pay Out Event);

           (i) the Trust becomes an "investment company" within the meaning of the Investment Company Act; or

           (j) the inability of a Designated Transferor for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement.

      In the case of any event described in subparagraphs (a), (b) or (d), a Series 1996-X Pay Out Event or a Trust Pay Out Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, the Trustee or Holders evidencing undivided interests aggregating not less than 50% of the aggregate unpaid principal amount of the Certificates, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Holders), declare that a Series 1996-X Pay Out Event has occurred with respect to the Certificates and is continuing as of the date of such notice, and in the case of any event described in subparagraphs (c), (e), (f), (g), (h), (i) or (j), a Series 1996-X Pay Out Event or a Trust Pay Out Event will be deemed to have occurred without any notice or other action on the part of the Trustee, or the Holders immediately upon the occurrence of such event. Upon the occurrence of a Series 1996-X Pay Out Event or a Trust Pay Out Event, the Rapid Amortization Period will commence. In such event, distributions of principal to the Holders in the priority provided for above will begin on the first Distribution Date following the month in which the Series 1996-X Pay Out Event or the Trust Pay Out Event occurred.

      If an Insolvency Event occurs with respect to any Transferor, the Discount Collateral Interest and any Cash Collateral Depositor (to the extent of any outstanding loan amount by such Cash Collateral Depositor pursuant to the Loan Agreement) will each be deemed to be a Class for purposes of voting on whether to liquidate the Receivables. See "Description of the Certificates--Trust Pay Out Events" in the Prospectus.

Servicing Compensation and Payment of Expenses

      The share of the Servicing Fee allocable to the Certificates and the Discount Collateral Interest with respect to any Distribution Date (the "Monthly Servicing Fee") will be equal to one-twelfth of the product of (a) 2.00% (the "Servicing Fee Rate") and (b) the Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"), except that the Monthly Servicing Fee for the first Distribution Date will be $_________. On the Business Day immediately preceding each Distribution Date (the "Transfer Date") for which ANB or the Trustee is the Servicer, a portion of Interchange equal to one-twelfth the product of (i) 1.0% and (ii) the Servicing Base Amount with respect to the related Monthly Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period ("Servicer Interchange"). If the Servicer Interchange on deposit in the Collection Account on any Transfer Date with respect to the related Monthly Period is less than one-twelfth of 1.0% of the Servicing Base Amount as of the last day of such Monthly Period, the Monthly Servicing Fee for such Monthly Period will not be paid to the extent of such insufficiency of Servicer Interchange on deposit in the Collection Account. The Servicer Interchange with respect to the first Transfer Date will equal $__________.

      The share of the Monthly Servicing Fee allocable to the Holders (the "Class A Servicing Fee") and the Discount Collateral Interest Holder (the "DCI Servicing Fee"), respectively, with respect to any Distribution Date will be equal to one-twelfth of the product of (a) the Class A Floating Percentage or the DCI Floating Percentage, respectively, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount, except that the Class A Servicing Fee and the DCI Servicing Fee for the first Distribution Date will be $_________ and $________. "Net Servicing Fee Rate" means (a) so long as ANB [or any of its affiliates] is the Servicer, 0.5% per annum, (b) so long as the Trustee is the Servicer, [1.0]% per annum and (c) if ANB or the Trustee is no longer the Servicer, 2.0% per annum. The Class A Servicing Fee and the DCI Servicing Fee will be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--Covering Fees and Default Amounts" above.

                     FEDERAL INCOME TAX CONSEQUENCES

      The Certificates will be issued with original issue discount ("OID") for Federal income tax purposes. Holders of Certificates that are United States investors will be required to include OID in income prior to the receipt of cash attributable to such income, regardless of the holder's method of accounting. The following discussion supplements the discussion in the Prospectus under the heading "Federal Income Tax Consequences".

Federal Income Tax Consequences-United States Investors

Interest and OID Income to Investor Holders

      It is believed, and the following discussion assumes, that prior to a Pay Out Event, OID on the Certificates should be determined on the assumption that no such event will occur and that the face amount of each Certificate will be paid in full on the Expected Final Distribution Date. Alternative approaches are possible but would not have a material effect on the calculation of OID on Certificates. Moreover, except as otherwise provided, the discussion assumes that in fact no Pay Out Event will occur and that the face amount of each Certificate will be paid in full on the Expected Final Distribution Date.

      The aggregate amount of OID on a Certificate will be the excess of its stated redemption price at maturity over its "issue price". The issue price of a Certificate is the first price at which a substantial amount of Certificates of the same Class are sold (other than to underwriters, placement agents or wholesalers).

      In general, the rate at which the aggregate amount of OID on a Certificate must be taken into income by a holder is based on the "constant yield" method. The result is increasing amounts of OID inclusions in income during each year that the Certificate remains outstanding until the Expected Final Distribution Date. The annual inclusion of OID during a taxable period should approximate the increase in the Outstanding Principal Amount of a Certificate during that period.

      The amount of OID includible in gross income by a holder of a Certificate is the sum of the "daily portions" of OID with respect to the Certificate for each day during the taxable year or portion of the taxable year in which the holder holds such Certificate ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Certificate may be any set of periods (which may be of varying lengths) selected by the holder as long as no accrual period is longer than one year, and as long as each scheduled payment of principal or interest occurs on the first or last day of an accrual period.

      The amount of OID allocable to an accrual period equals the product of the Certificate's adjusted issue price at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). The "adjusted issue price" at the beginning of the first accrual period is the issue price of the Certificate. Assuming the issue price of a Certificate is equal to its initial Outstanding Principal Amount, the yield to maturity should be equal to the Class A Accretion Rate, adjusted for the length of the accrual period. The adjusted issue price at the beginning of any accrual period thereafter is the sum of the issue price and the accrued OID for each prior accrual period (determined without regard to the amortization of any premium or market discount, which are discussed below). The amount of OID allocable to the final accrual period equals the stated redemption price at maturity of the Certificate over the adjusted issue price as of the beginning of such final accrual period.

      A holder that purchases a Certificate on its original issuance for an amount in excess of its issue price is permitted to amortize the "premium" over the term of the Certificate as a reduction in the amount of the OID otherwise includible in income. A holder that purchases a Certificate on its original issuance for less than its issue price will be subject to the market discount rules of the Code with respect to such difference. Alternatively, an initial purchaser of a Certificate described in this paragraph may elect to compute OID accruals under the usual rules as described above, treating the purchase price of the Certificate as its issue price (which election might cause the same treatment to apply to other debt instruments held by the holder). Comparable rules apply to subsequent purchasers of Certificates.

      OID included in income by a Holder will increase the tax basis of the Certificate, reducing the gain (or increasing the loss) on a sale, disposition, or complete or partial retirement or redemption of the Certificate.

      If a Certificate is not paid in full on the Expected Final Distribution Date, or if a Pay Out Event occurs, certain payments will be made with respect to the Certificates. Such payments will not be taxable as interest when received or accrued. Rather, Holders will continue to take into income OID under the OID rules described above. In addition, if such payments constitute "pro rata prepayments" such payments will be treated as payments in retirement of a portion of the Certificates, which may result in gain or loss to a holder of Certificates. Generally, such gain or loss will be calculated by assuming that the original Certificate consists of two debt instruments, one that is retired and one that remains outstanding. The adjusted issue price, holder's adjusted basis, and accrued but unpaid OID of the original debt instrument, determined immediately before the pro rata prepayment, are allocated between these two instruments based on the portion of the instrument that is treated as retired by the pro rata prepayment. For these purposes a "pro rata prepayment" is defined as a payment on a debt instrument made prior to maturity that is not made pursuant to the instrument's payment schedule and results in a substantially pro rata reduction of each payment remaining to be paid on the instrument. Alternatively, if such payments do not constitute pro rata prepayments, such payments made will decrease a Holder's tax basis in its Certificate (but not below zero) and amounts paid in excess of a Holder's tax basis in its Certificates will be treated as gain to such Holder. Mayer, Brown & Platt, special counsel to ANB ("Special Tax Counsel") is unable to opine as to whether any such payments would constitute "pro rata prepayments."

      Tax reporting to the IRS and to Holders will include OID reportable by Holders. However, the tax reporting may only be accurate for original holders of Certificates who purchased their Certificates on the issue date for the issue price. Other holders may be required to make adjustments based on their own purchase date and purchase price for Certificates.

Characterization of the Certificates as Indebtedness

      Based on the application of existing law to the facts as set forth in the Pooling and Servicing Agreement and other relevant documents, Special Tax Counsel will deliver its opinion to the effect that the Certificates will properly be treated as indebtedness for Federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus.

                              UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the "Underwriting Agreement"), ANB has agreed to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has agreed to purchase from ANB, the principal amount of Certificates set forth opposite its name below.

                                                           Face Amount
Underwriter                                              of Certificates
- -----------                                              ---------------

      Total                                             $
                                                          ==============

      ANB has been advised by the Underwriters that the Underwriters propose initially to offer the Certificates to the public at the prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of ____% of the principal amount of the Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of ____% of the principal amount of the Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

      ANB has agreed that it will indemnify the Underwriters against certain liabilities, including liabilities under the Act, or contribute to payments the Underwriters may be required to make in respect thereof. The Underwriters have agreed to reimburse ANB for certain expenses of the issuance and distribution of the Certificates.

      Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates if that person is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; and (c) it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

                              LEGAL MATTERS

      Certain legal matters relating to the issuance of the Certificates will be passed upon for ANB by Gene S. Schneyer, Esq., General Counsel of Advanta Corp., the parent company of ANB and in that capacity as counsel to ANB with respect to the matters described herein, and, with respect to the Federal tax consequences of such issuance and certain other legal matters, by special counsel to the Transferor, Mayer, Brown & Platt. Mr. Schneyer owns or has the right to acquire a number of shares of common stock of Advanta Corp. well below 1% of the outstanding common stock of Advanta Corp. Certain legal matters relating to the issuance of the Certificates [and ERISA matters] will be passed upon for the Underwriters by Mayer, Brown & Platt.



                        Index of Principal Terms

Term                                                            Page No.
Accounts                                                             S-2
Accretion Required Amount                                      S-8, S-29
ANB                                                                  S-1
AUS                                                                 S-19
Available Cash Collateral Amount                              S-10, S-39
Available Class A Principal Collections                             S-30
Available DCI Principal Collections                                 S-37
Banks                                                               S-19
Cash Collateral Account                                             S-10
Cash Collateral Depositor                                           S-39
Cede                                                                 S-7
Certificate Owners                                                   S-2
Certificates                                                    S-1, S-4
Class A Accreted Invested Amount                                     S-5
Class A Accretion Rate                                               S-4
Class A Accretion Shortfall                                          S-8
Class A Accretion Target                                             S-8
Class A Additional Accretion Amount                                  S-8
Class A Available Funds                                             S-33
Class A Floating Percentage                                         S-31
Class A Initial Invested Amount                                      S-4
Class A Invested Amount                                        S-4, S-32
Class A Investor Amount                                             S-32
Class A Investor Charge-Off                                         S-40
Class A Investor Default Amount                                     S-40
Class A Investor Principal Collections                              S-30
Class A Monthly Accretion Amount                               S-8, S-29
Class A Monthly Interest                                             S-8
Class A Monthly Principal                                           S-37
Class A Principal Percentage                                        S-32
Class A Required Amount                                        S-9, S-33
Class A Servicing Fee                                               S-43
Class B Servicing Fee                                               S-43
Closing Date                                                         S-2
Controlled Accumulation Amount                                S-13, S-37
Controlled Accumulation Period                                      S-12
Controlled Deposit Amount                                     S-13, S-37
Criteria                                                            S-20
DCI Accreted Amount                                                 S-33
DCI Accretion Rate                                                  S-29
DCI Accretion Shortfall                                             S-29
DCI Accretion Target                                                S-30
DCI Additional Accretion Amount                                     S-30
DCI Available Funds                                                 S-34
DCI Floating Percentage                                             S-32
DCI Initial Amount                                                   S-5
DCI Investor Charge-Off                                             S-40
DCI Investor Default Amount                                         S-40
DCI Investor Principal Collections                                  S-37
DCI Monthly Accretion Amount                                        S-29
DCI Monthly Interest                                                S-29
DCI Monthly Principal                                               S-37
DCI Principal Percentage                                            S-32
DCI Required Amount                                                 S-34
DCI Servicing Fee                                                   S-43
Definitive Certificate                                               S-7
Designated Transferor                                               S-25
Determination Date                                                  S-25
Discount Collateral Interest                                        S-33
Discount Collateral Interest Holder                                  S-5
Distribution Date                                                    S-4
DTC                                                                  S-7
Excess Discount Collateral Interest                                 S-37
Excess Finance Charge Collections                                   S-10
Excess Spread                                                       S-35
Expected Final Distribution Date                               S-2, S-25
Face Amount                                                          S-4
FDIC                                                            S-1, S-7
Floating Allocation Percentage                                      S-31
Group One                                                           S-10
Holders                                                              S-5
Initial Cut Off Date                                                S-20
Initial Invested Amount                                              S-6
Invested Amount                                          S-6, S-28, S-33
Investor Amount                                                     S-33
Investor Default Amount                                             S-40
Investor Interest                                                    S-5
Investor Principal Collections                                      S-35
Loan Agreement                                                      S-39
Monthly Period                                                       S-9
Monthly Servicing Fee                                               S-43
Net Servicing Fee Rate                                              S-43
OID                                                                 S-43
Outstanding Principal Amount                                         S-4
Paired Series                                                       S-38
Pay Out Event                                                       S-12
Principal Allocation Percentage                                     S-32
Principal Funding Account                                     S-12, S-38
Principal Funding Account Balance                                   S-32
Principal Funding Investment Proceeds                         S-13, S-38
Prior Securitizations                                               S-19
Rapid Amortization Period                                           S-14
Rating Agency                                                       S-16
Reallocated Principal Collections                              S-9, S-29
Receivables                                                          S-2
Regulations                                                         S-46
Relevant Cut Off Date                                               S-20
Required Cash Collateral Amount                               S-10, S-39
Required Discount Collateral Interest                               S-37
Reset Date                                                          S-33
Revolving Period                                                    S-12
Series                                                               S-5
Series 1996-X                                                        S-5
Series 1996-X Termination Date                                      S-15
Series Investor Amount                                              S-33
Series Percentage                                                   S-28
Servicer Interchange                                                S-43
Servicing Base Amount                                               S-43
Servicing Fee Rate                                                  S-43
Shared Principal Collections                                        S-38
Special Tax Counsel                                                 S-45
Supplement                                                           S-5
Transfer Date                                                       S-43
Trust                                                           S-1, S-4
Trust Principal Balance                                             S-13
Underwriters                                                        S-45
Underwriting Agreement                                              S-45
Accounts                                                               2
Accretion Required Amount                                          8, 29
ANB                                                                    1
AUS                                                                   19
Available Cash Collateral Amount                                  10, 39
Available Class A Principal Collections                               30
Available DCI Principal Collections                                   37
Banks                                                                 19
Cash Collateral Account                                               10
Cash Collateral Depositor                                             39
Cede                                                                   7
Certificate Owners                                                     2
Certificates                                                        1, 4
Class A Accreted Invested Amount                                       4
Class A Accretion Rate                                                 4
Class A Accretion Shortfall                                            8
Class A Accretion Target                                               8
Class A Additional Accretion Amount                                    8
Class A Available Funds                                               33
Class A Floating Percentage                                           31
Class A Initial Invested Amount                                        4
Class A Invested Amount                                            4, 32
Class A Investor Amount                                               32
Class A Investor Charge-Off                                           40
Class A Investor Default Amount                                       40
Class A Investor Principal Collections                                30
Class A Monthly Accretion Amount                                   8, 29
Class A Monthly Interest                                               8
Class A Monthly Principal                                             37
Class A Principal Percentage                                          32
Class A Required Amount                                            9, 33
Class A Servicing Fee                                                 43
Class B Servicing Fee                                                 43
Closing Date                                                           2
Controlled Accumulation Amount                                    13, 37
Controlled Accumulation Period                                        12
Controlled Deposit Amount                                         13, 37
Criteria                                                              20
DCI Accreted Amount                                                   33
DCI Accretion Rate                                                    29
DCI Accretion Shortfall                                               29
DCI Accretion Target                                                  30
DCI Additional Accretion Amount                                       30
DCI Available Funds                                                   34
DCI Floating Percentage                                               32
DCI Initial Amount                                                     5
DCI Investor Charge-Off                                               40
DCI Investor Default Amount                                           40
DCI Investor Principal Collections                                    37
DCI Monthly Accretion Amount                                          29
DCI Monthly Interest                                                  29
DCI Monthly Principal                                                 37
DCI Principal Percentage                                              32
DCI Required Amount                                                   34
DCI Servicing Fee                                                     43
Definitive Certificate                                                 7
Designated Transferor                                                  25
Determination Date                                                    25
Discount Collateral Interest                                          33
Discount Collateral Interest Holder                                    6
Distribution Date                                                      4
DTC                                                                    7
Excess Discount Collateral Interest                                   37
Excess Finance Charge Collections                                     10
Excess Spread                                                         35
Expected Final Distribution Date                                   2, 25
Face Amount                                                            4
FDIC                                                                1, 7
Floating Allocation Percentage                                        31
Group One                                                             10
Holders                                                                5
Initial Cut Off Date                                                  20
Initial Invested Amount                                                6
Invested Amount                                                6, 28, 33
Investor Amount                                                       33
Investor Default Amount                                               40
Investor Interest                                                      5
Investor Principal Collections                                        35
Loan Agreement                                                        39
Monthly Period                                                         9
Monthly Servicing Fee                                                 43
Net Servicing Fee Rate                                                43
OID                                                                   43
Outstanding Principal Amount                                           4
Paired Series                                                         38
Pay Out Event                                                         12
Principal Allocation Percentage                                       32
Principal Funding Account                                         12, 38
Principal Funding Account Balance                                     32
Principal Funding Investment Proceeds                             13, 38
Prior Securitizations                                                 19
Rapid Amortization Period                                             14
Rating Agency                                                         17
Reallocated Principal Collections                                  9, 29
Receivables                                                            2
Regulations                                                           46
Relevant Cut Off Date                                                 20
Required Cash Collateral Amount                                   10, 39
Required Discount Collateral Interest                                 38
Reset Date                                                            33
Revolving Period                                                      12
Series                                                                 5
Series 1996-X                                                          5
Series 1996-X Termination Date                                        15
Series Investor Amount                                                33
Series Percentage                                                     28
Servicer Interchange                                                  43
Servicing Base Amount                                                 43
Servicing Fee Rate                                                    43
Shared Principal Collections                                          38
Special Tax Counsel                                                   45
Supplement                                                             5
Transfer Date                                                         43
Trust                                                               1, 4
Trust Principal Balance                                               13
Underwriters                                                          45
Underwriting Agreement                                                45

                                                                 ANNEX I

              [EXCLUDE FROM INITIAL PROSPECTUS SUPPLEMENT]

                           OTHER SERIES ISSUED

      [The Certificates will be the _________ Series issued by the Trust. The table below sets forth the principal characteristics of the Series ________ Certificates, Series _______ Certificates and the _________ Certificates, the other Series heretofore issued by the Trust and currently outstanding. Series ________ and Series ________ each were issued in an offering exempt from the registration requirements of the Act. Solely for purposes of this Annex I, "LIBOR" shall mean London interbank offered quotations for United States dollar deposits determined as set forth in the related Series Supplements.]

                                                                ANNEX II

              [EXCLUDE FROM INITIAL PROSPECTUS SUPPLEMENT]

                  [RECEIVABLES IN ADDITIONAL ACCOUNTS
                     CONVEYED TO THE TRUST BY ANB]

                   Date
                Receivables
                Transferred                      Number of       Receivables
Assignment          to             Relevant      Additional     in Additional
  Number           Trust         Cut Off Date    Accounts(1)     Accounts(1)
  -----            -----         ------------    ----------      -----------

________________________

(1)   The amounts shown are as of the Relevant Cut Off Date.

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by ANB or the Underwriters. Neither this Prospectus Supplement nor the Prospectus constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus, nor any sale hereunder or thereunder, shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to their respective dates or that there has been no change in the affairs of ANB or the Trust since such dates.

                            Table of Contents

                                                                 Page

                          Prospectus Supplement

SUMMARY OF TERMS                                                     S-4

RISK FACTORS                                                        S-18

ANB'S CREDIT CARD ACTIVITIES                                        S-19

THE RECEIVABLES                                                     S-20

MATURITY ASSUMPTIONS                                                S-24

RECEIVABLE YIELD CONSIDERATIONS                                     S-26

DESCRIPTION OF THE CERTIFICATES                                     S-28

FEDERAL INCOME TAX CONSEQUENCES                                     S-43

UNDERWRITING                                                        S-45

LEGAL MATTERS                                                       S-46

Index of Principal Terms                                            S-47
Summary of Terms                                                       4
Risk Factors                                                          16
ANB's Credit Card Activities                                          17
The Receivables                                                       18
Maturity Assumptions                                                  22
Receivable Yield Considerations                                       24
Description of the Certificates                                       25
Federal Income Tax Consequences                                       41
Underwriting                                                          43
Legal Matters                                                         44
Index of Principal Terms                                              45

                               Prospectus

Prospectus Supplement
Reports to Holders
Available Information
Incorporation of Certain Documents by Reference
Summary of Terms
Risk Factors
Formation of the Trust
ANB's Credit Card Activities
Use of Proceeds
ANB and Advanta Corp.
Certain Legal Aspects of the Receivables
Description of the Certificates
Enhancement
Federal Income Tax Consequences
ERISA Considerations
Plan of Distribution
Underwriting
Legal Matters
Index of Principal Terms


ADVANTA
Gold Master Trust

$____________
Class A Zero Coupon
Asset Backed Certificates,
Series 1996-X

Advanta National Bank
Transferor and Servicer

Underwriters







Prospectus Supplement